UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
ITC Holdings Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

27175 ENERGY WAY
NOVI, MICHIGAN 48377

April 11, 2008

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders, which will be held on Wednesday, May 21, 2008, at 9:00 a.m. local time at our new corporate headquarters located at 27175 Energy Way, Novi, Michigan. After the formal business session, there will be a report to the shareholders on the state of the Company and a question and answer session.

The attached notice and proxy statement describe the items of business to be transacted at the meeting. Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote your shares in person, or by phone, Internet or mail. Follow the instructions on the enclosed proxy card. If you receive more than one proxy card, please vote each card. Remember, you can always vote in person at the Annual Meeting even if you do so now, provided you are a shareholder of record or have a legal proxy from a shareholder of record.

Sincerely,

ITC HOLDINGS CORP.

Joseph L. Welch
Director, President, Chief Executive Officer and
Treasurer

Novi, Michigan
April 11, 2008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2008
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2008
SECURITY OWNERSHIP OF MANAGEMENT AND MAJOR SHAREHOLDERS
ELECTION OF DIRECTORS
APPROVAL OF AMENDED AND RESTATED 2006 LONG TERM INCENTIVE PLAN
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

27175 ENERGY WAY
NOVI, MICHIGAN 48377
(248) 946-3000

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2008

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ITC Holdings Corp. will be held at our new corporate headquarters located at 27175 Energy Way, Novi, Michigan 48377, on May 21, 2008, at 9:00 a.m. Eastern Daylight Time, for the following purposes:

(1) To elect a Board of Directors to serve until the next annual meeting of shareholders;

(2) To approve the Amended and Restated ITC Holdings Corp. 2006 Long Term Incentive Plan;

(3) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2008; and

(4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 4, 2008 are entitled to vote at the Annual Meeting.

YOUR VOTE IS IMPORTANT. PLEASE VOTE ON THE ENCLOSED PROXY CARD NOW EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU CAN VOTE BY SIGNING, DATING AND RETURNING YOUR PROXY CARD BY MAIL IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES, OR BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ARE A SHAREHOLDER OF RECORD OR HAVE A LEGAL PROXY FROM A SHAREHOLDER OF RECORD.

By Order of the Board of Directors,

Wendy A. McIntyre
Secretary

Novi, Michigan
April 11, 2008

ITC Holdings Corp.
27175 Energy Way
Novi, Michigan 48377
(248) 946-3000

April 11, 2008

 PROXY STATEMENT

The Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at our 2008 Annual Meeting of Shareholders, and at any and all adjournments and postponements thereof, for the purposes set forth in the accompanying notice. References in this proxy statement to the Company, we, our and us are to ITC Holdings Corp., a Michigan corporation. We intend to begin mailing this proxy statement, the attached Notice of Annual Meeting and the accompanying proxy card to shareholders on or about April 11, 2008. The following are questions and answers that convey important information regarding the Annual Meeting and how to vote your shares.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. Q:	Who may vote?

A:	Shareholders of our common stock as of the close of business on the record date of April 4, 2008 are entitled to vote at the Annual Meeting. Our common stock is our only class of outstanding voting securities.

2. Q:	What am I voting on?

A:	You are being asked to vote on the election of directors to serve until the 2009 annual meeting of shareholders. You are also being asked to approve the Amended and Restated ITC Holdings Corp. 2006 Long Term Incentive Plan, and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ended December 31, 2008.

3. Q:	When and where will the Annual Meeting be held?

A:	The meeting will be held at 9:00 a.m. Eastern Daylight Time on Wednesday, May 21, 2008, at our new corporate headquarters located at 27175 Energy Way, Novi, Michigan 48377.

4. Q:	What is the difference between a shareholder of record and a beneficial owner?

A.	You are considered a shareholder of record if your shares are registered directly in your name with our transfer agent (Computershare Trust Company, N.A.). The proxy statement, proxy card and annual report are being mailed directly to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote your proxy card to ensure that your vote is counted.

You are considered a beneficial owner if your shares are held in a stock brokerage account or by a bank or other nominee. This is also commonly referred to as holding shares in “street name.” The proxy statement, annual report and a vote instruction card have been forwarded to you by your broker, bank or nominee who is considered, with respect to your shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the vote instruction card included in the mailing. You are also invited to attend the Annual Meeting. However, since as a beneficial owner you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a legal proxy from your bank, broker or other agent or nominee.

5. Q:	How do I cast my vote?

A:	There are four different ways you may cast your vote this year if you are a shareholder of record. You may vote by:

(1) Telephone, using the toll-free number 1-800-652-VOTE (8683), which is also listed on each proxy card. Please follow the instructions on your proxy card. If you vote using the telephone, you do not need to mail in your proxy card.

(2) Internet, go to the voting site at www.investorvote.com and follow the instructions outlined on the secured website, using certain information provided on the front of the proxy card. If you vote using the Internet, you do not need to mail in your proxy card.

(3) Signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided.

(4) Attending the Annual Meeting and voting in person if you are a shareholder of record or, if you are a beneficial owner and have a legal proxy from the shareholder of record.

If you hold your shares in “street name,” you will need to obtain a vote instruction form from the institution that holds your shares and follow the voting instructions given by that institution.

6. Q:	How do I vote if I attend the Annual Meeting?

A:	If you are a shareholder of record, you can attend the Annual Meeting and vote in person the shares you hold directly in your name. If you choose to do that, please bring a copy of the enclosed proxy card or other proof of identification as a shareholder. If you want to vote in person at our Annual Meeting and you hold our common stock through a bank, broker or other agent or nominee, you must obtain a power of attorney or other proxy authority from that organization and bring it to our Annual Meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. If you vote in person at the Annual Meeting, you will revoke any prior proxy you may have submitted.

7. Q:	How do I revoke or change my vote?

A:	You may revoke your proxy and change your vote at any time prior to voting at the Annual Meeting by:

(1) notifying our Corporate Secretary in writing;

(2) voting again by telephone or Internet (prior to May 20, 2008 at 11:59 p.m. Eastern Daylight Time), since only your latest vote will be counted;

(3) signing and returning, prior to the Annual Meeting, another proxy card that is dated after the date of your first proxy card; or

(4) voting in person at the Annual Meeting (if you are a shareholder of record or have a legal proxy from a shareholder of record).

Attendance at the Annual Meeting will not, by itself, revoke your proxy or change your vote. If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.

8. Q:	How many shares can vote at the Annual Meeting?

A:	As of the record date, 49,398,488 shares of our common stock were outstanding. Every shareholder of common stock is entitled to one vote for each share held.

9. Q:	What is a “quorum”?

A:	A “quorum” is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding and entitled to vote as of the record date. There must be a quorum present for the meeting to be held. All shares represented at the Annual Meeting in person or by proxy (including those voted by telephone or Internet) will be counted toward the quorum.

10. Q:	Who will count the vote?

A:	A representative from Computershare Trust Company, N.A., our transfer agent, will count the votes and act as inspector of election.

11. Q:	Who can attend the Annual Meeting?

A:	All shareholders who owned shares on April 4, 2008, may attend. Please indicate that you plan to attend by checking the box on your proxy card or vote instruction card, or pressing the appropriate key if voting by telephone or Internet.

12. Q:	How will the voting on any other business be conducted?

A:	If any other business is properly presented at the Annual Meeting, Edward M. Rahill and Daniel J. Oginsky, officers of the Company and the named proxies, generally will have authority to vote your shares voted on our proxy card on such matters in their discretion.

13. Q:	How is my proxy tabulated if I sign and date my proxy card but do not indicate how I want to vote?

A:	If you do not indicate on the proxy card how you want your votes cast, the named proxies (Mr. Rahill or Mr. Oginsky, as your representatives) will vote your shares FOR all of the nominees for director listed in the proxy card and FOR the other matters presented by the Board for action at the Annual Meeting.

14. Q:	Will my shares be voted if I do not sign and return my proxy card or vote by telephone or Internet?

A:	If your shares are held in street name, your brokerage firm may either vote your shares on “routine matters” (such as election of directors or ratification of appointment of registered independent public accountants) or leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by completing the vote instruction form that they send to you. This enables your shares to be voted at the meeting as you direct.

If you are a shareholder of record and do not vote your proxy by telephone, Internet, mail or vote your shares in person at the Annual Meeting, your shares will not be voted.

15. Q:	Who pays the cost of the solicitation of proxies?

A:	We will bear the cost of soliciting proxies by our Board, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our shareholders, will be borne by the Company. Proxies will be solicited primarily by mail and may also be solicited by directors, officers and other employees of the Company without additional compensation. Copies of solicitation material will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. The Company has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2008

The proxy statement and annual report to shareholders are available at the following website: http://itc.client.shareholder.com/annuals.cfm.The means to vote by Internet are available by accessing www.investorvote.com and following the instructions provided. Directions to attend the meeting in person may be obtained by contacting us at 248-946-3000.

SECURITY OWNERSHIP OF MANAGEMENT AND MAJOR SHAREHOLDERS

The following table sets forth certain information regarding the ownership of our common stock as of March 1, 2008, except as otherwise indicated, by:

• each current director;

•	each director nominee;

•	each of the persons named in the Summary Compensation Table under “Compensation of Executive Officers and Directors”;

•	all current directors and executive officers as a group; and

•	each person who is known by us to own beneficially 5% or more of our 49,377,193 outstanding shares of common stock, each of whom we refer to as a 5% Owner.

The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on March 1, 2008 or within 60 days thereafter through the exercise of any stock option or other right.

Unless otherwise indicated, each holder has sole investment and voting power with respect to the shares set forth in the following table:

	Number of Shares
Name of Beneficial Owner	Beneficially Owned(1)	Percent of Class

Joseph L. Welch	923,875	1.9%
Edward M. Rahill	188,570	*
Linda H. Blair	157,420	*
Jon E. Jipping	80,244	*
Daniel J. Oginsky	61,069	*
Edward G. Jepsen	53,735	*
Richard D. McLellan	1,500	*
William J. Museler	1,284	*
Hazel R. O’Leary	1,284	*
G. Bennett Stewart, III	2,648	*
Lee C. Stewart	3,563	*
All current directors and executive officers as a group (11 persons)	1,475,192	3.0%
Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron(2)	4,191,800	8.5%

*	Less than one percent.

(1)	Includes restricted shares subject to forfeiture to us under certain circumstances, shares that may be acquired upon exercise of options and shares pledged by the holder as security for loans, as set forth below:

		Option	Shares Pledged as
Name	Restricted Shares	Shares	Security

Joseph L. Welch	8,981	738,202	—
Edward M. Rahill	2,562	124,890	21,000
Linda H. Blair	2,463	123,556	—
Jon E. Jipping	2,409	62,602	—
Daniel J. Oginsky	1,677	36,598	—
Edward G. Jepsen	3,735	—	—
Richard D. McLellan	—	—	—
William J. Museler	1,284	—	—
Hazel R. O’Leary	1,284	—	—
G. Bennett Stewart, III	2,648	—	—
Lee C. Stewart	3,563	—	—
All directors and executive officers as a group (11 persons)	30,606	1,085,848	21,000

(2)	Based on information contained in a Schedule 13G/A filed on February 14, 2008, with information as of December 31, 2007, Baron Capital Group, Inc., or BCG, and Ronald Baron are “parent holding companies” and disclaim beneficial ownership of shares held by their controlled entities to the extent such shares are held by persons other than BCG or Mr. Baron. BAMCO, Inc. and Baron Capital Management, Inc., or BCM, are registered investment advisors and subsidiaries of BCG. Mr. Baron owns a controlling interest in BCG. BCG and Mr. Baron have shared voting power with respect to 3,810,300 shares and shared dispositive power with respect 4,191,800 shares and beneficially own 4,191,800 shares. BAMCO has shared voting power with respect to 3,626,200 shares and shared dispositive power with respect to 4,001,200 shares and beneficially owns 4,001,200 shares. BCM has shared voting power with respect to 184,100 shares and shared dispositive power with respect to 190,600 shares and beneficially owns 190,600 shares. The business address of BCG, BAMCO, BCM and Mr. Baron is 767 Fifth Avenue, New York, NY 10153.

ELECTION OF DIRECTORS

Background

Our Bylaws provide for the election of directors at each annual meeting of shareholders. Each director serves until the next annual meeting and until his or her successor is elected and qualified, or until his or her resignation or removal. Directors are elected by a plurality of the votes cast, so that only votes cast “for” directors are counted in determining which directors are elected. The size of our Board is currently set at seven directors and there are seven nominees for election. Therefore, the seven directors receiving the most votes “for” will be elected. Broker non-votes (if any) and withheld votes will be treated as shares present for purposes of determining the presence of a quorum but will have no effect on the vote for the election of directors. Information with respect to the seven nominees proposed for election is set forth below.

The Board of Directors recommends a vote FOR each of the director nominees. The persons named in the accompanying proxy card will vote for the election of the nominees named in this proxy statement unless shareholders specify otherwise in their proxies. If any nominee at the time of election is unable to serve, or otherwise is unavailable for election, and if other nominees are designated by the Board of Directors, the persons named as proxy holders on the accompanying proxy card intend to vote for such nominees. Management is not aware of the existence of any circumstance which would render the nominees named below unavailable for election. All of the nominees are currently directors of the Company.

Nominees For Directors

Set forth below are the names and ages of the nominees. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Edward G. Jepsen, 64.  Mr. Jepsen, an independent business consultant, became a Director of the Company in July 2005. Mr. Jepsen currently serves as a director of the Amphenol Corporation and as a director and chair of the audit committee of the board of directors of Gerber Scientific, Inc. Mr. Jepsen served as Executive Vice President and Chief Financial Officer of Amphenol Corporation, a publicly traded manufacturer of electrical, electronic and fiber optic connectors, interconnect systems and cable, from 1989 to 2004. Prior to joining Amphenol Corporation, Mr. Jepsen worked at Price Waterhouse LLP from 1969 to 1988, ultimately attaining the position of partner.

Richard D. McLellan, 65.  Mr. McLellan became a Director of the Company in November 2007. Mr. McLellan served as treasurer and chairman of the Michigan Chamber of Commerce and the Michigan Competitive Telecommunications Providers Association. He spent 25 years as the director of the government policy department for the law firm of Dykema Gossett PLLC until his retirement in April 2007. Mr. McLellan is currently chairman of the Michigan Law Revision Commission, a position he has held since 1986. He served two terms as a member of the Board of Commissioners of the State Bar of Michigan. He was recently named Chairman of the Board for the Council for Africa Infrastructure Development. In June 2007, he was named Special Counsel to the Chairman of the Michigan House Appropriations Committee. Mr. McLellan has served on the Board of Trustees of the Michigan State University College of Law and is a member of the Advisory Board for the Michigan State University James H.

and Mary B. Quello Center for Telecommunications Management and Law. He teaches as an adjunct professor at Michigan State University’s Department of Advertising, Public Relations and Retailing.

William J. Museler, 67.  Mr. Museler is an independent energy consultant. He became a Director of the Company in November 2006. Previously, he served as president and CEO of the New York Independent System Operator from 1999 to 2005. Prior to his service at NYISO, Mr. Museler held senior positions at the Tennessee Valley Authority from 1991 to 1999, Long Island Lighting Company from 1973 to 1991 and Brookhaven National Laboratory from 1967 to 1973. He has served as a federal representative for the North American Electric Reliability Council and as chairman of the Southeastern Electric Reliability Council. He was a member of the Secretary of Energy’s Energy Advisory Board for four years and is currently a director of the Independent Electric System Operator in Toronto, Ontario, Canada.

Hazel R. O’Leary, 70.  Ms. O’Leary became a Director of the Company in July 2007. Ms. O’Leary served as an assistant attorney general and assistant prosecutor in the state of New Jersey and was appointed to the Federal Energy Administration under President Gerald Ford and to the Department of Energy under President Jimmy Carter. Ms. O’Leary worked in the private sector as a principal at the independent public accounting firm of Coopers and Lybrand from 1977 to 1979. In 1981 she was named vice president and general counsel of O’Leary and Associates, a company focused on international economics as related to energy issues. She served in that capacity until 1989 and then returned as president from 1997 to 2001. In 1989, she became executive vice president for environmental and public affairs for the Minnesota Northern States Power Company and in 1992 she was promoted to president of the holding company’s gas distribution subsidiary. Ms. O’Leary served as the Secretary of Energy from 1993 to 1997 and as president and chief operating officer for the investment banking firm Blaylock and Partners in New York from 2000 to 2002. Ms. O’Leary also served on the board of directors of AES Corporation from 1991 to 1993 and from 1997 to 2002. Since 2004, Ms. O’Leary has served as the President of Fisk University in Nashville, Tennessee and she currently serves on the boards of directors of the Nashville Alliance for Public Education, Nashville Business Community for the Arts, World Wildlife Fund and Arms Control Association.

Gordon Bennett Stewart, III, 55.  * Mr. Stewart became a Director of the Company in July 2006. In 1982, he co-founded Stern Stewart & Co., a global management consulting firm, where he served as Senior Partner until March 2006. Since then, Mr. Stewart has served as chief executive officer of EVA Dimensions, a firm he formed to acquire and manage the valuation modeling and investment research and funds management services of Stern Stewart & Co. He also currently serves as Chairman of the Alumni Advisory Council for Princeton University’s Department of Operations Research and Financial Engineering. Mr. Stewart has written and lectured widely in his 30 year professional career on topics such as accounting for value and management incentive plans.

Lee C. Stewart, 59.  *Mr. Stewart, an independent financial consultant, became a Director of the Company in August 2005. Mr. Stewart currently serves as a director of P.H. Glatfelter Company, Marsulex, Inc., and AEP Industries, Inc. Mr. Stewart is a member of the audit committee at AEP Industries, Inc. and Marsulex, Inc. Previously, Mr. Stewart was Executive Vice President and Chief Financial Officer of Foamex International, Inc., a publicly traded manufacturer of flexible polyurethane and advanced polymer foam products, in 2001 and was Vice President responsible for all areas of Treasury at Union Carbide Corp., a chemicals and polymers company, from 1996 to 2001.

Joseph L. Welch, 59.  Mr. Welch has been a Director and the President, Chief Executive Officer and Treasurer of the Company since it began operations in 2003. As the founder of ITCTransmission, Mr. Welch has had overall responsibility for the Company’s vision, foundation and transformation into the first independently owned and operated electricity transmission company in the United States. Mr. Welch worked for Detroit Edison Company, or Detroit Edison, and subsidiaries of DTE Energy Company, which we refer to collectively as DTE Energy, from 1971 to 2003. During that time, he held positions of increasing responsibility in the electricity transmission, distribution, rates, load research, marketing and pricing areas, as well as regulatory affairs that included the development and implementation of regulatory strategies.

*  Gordon Bennett Stewart, III and Lee C. Stewart are not related.

APPROVAL OF AMENDED AND RESTATED 2006 LONG TERM INCENTIVE PLAN

Proposed Amendment and Restatement

The Board of Directors is seeking approval of an amendment and restatement of the ITC Holdings Corp. 2006 Long Term Incentive Plan, or LTIP, that will increase the number of shares subject to the LTIP from 1,750,000 to 4,950,000 shares, modify the method for counting shares and make other changes to the LTIP described below. Our Board approved the Amended and Restated LTIP on March 25, 2008, subject to shareholder approval. The proposed amendments contained in the Amended and Restated LTIP will not be implemented unless approved by shareholders. On February 8, 2006, our Board of Directors adopted the LTIP and our shareholders approved it on May 17, 2006. A copy of the LTIP was filed with the SEC on February 14, 2006 as exhibit 10.37 to our Form 8-K and a copy of the Amended and Restated LTIP will be filed with the SEC simultaneously with this proxy statement. We suggest that you read the LTIP and the Amended and Restated LTIP in their entirety for a more complete understanding of the proposed amendments.

The purpose of the Amended and Restated LTIP is to encourage employees, directors and consultants of the Company and its subsidiaries to own stock and to align their interests with the interests of the Company’s shareholders. We believe that the Amended and Restated LTIP enhances our ability to attract, motivate and retain qualified employees, directors and consultants, and encourages strong performance through the grant of performance-based awards. As a result, we believe that adding a limited number of additional shares to the Amended and Restated LTIP to facilitate future grants in furtherance of these goals is in our and our shareholders’ best interests.

Shares Available for Grant and Options Outstanding

We make equity-based grants to employees, directors and consultants under the LTIP and the Amended and Restated 2003 Stock Purchase and Option Plan for Key Employees of ITC Holdings Corp. and its subsidiaries, or the 2003 Plan. We also have an Employee Stock Purchase Plan that was implemented during the second quarter of 2007. Each of these plans has been approved by shareholders. The following table sets forth certain information with respect to our equity compensation plans at December 31, 2007 and at the record date for the Annual Meeting (shares in thousands):

Number of Shares Remaining
Available for Future
	Number of Shares to be Issued		Weighted-Average Exercise		Issuance Under Equity
	Upon Exercise of Outstanding Options		Price of Outstanding Options		Compensation Plans(a)
	12/31/07	Record Date	12/31/07	Record Date	12/31/07	Record Date

Equity compensation plans approved by shareholders:	2,503	2,451	$16.92	$17.10	1,105	1,094

(a)	The number of shares remaining available for future issuance under equity compensation plans has been reduced by: (1) the common shares issued through such date upon exercise of stock options; (2) the common shares to be issued upon the future exercise of outstanding stock options; and (3) the amount of restricted stock awards granted that have not been forfeited. Of the shares remaining available for future issuance at December 31, 2007 and the record date, 865,453 and 832,362 are available under the LTIP, 68,561 and 63,761 are available under the 2003 Plan, and 171,078 and 167,197 are available under the Employee Stock Purchase Plan, respectively. There are 446,210 restricted shares and 15,365 restricted stock units outstanding as of the record date. The weighted average remaining term on the outstanding options as of the record date is 6.42 years.

The following table sets forth the number of restricted shares and shares subject to options granted under the LTIP to the officers named in the “Summary Compensation Table” under “Compensation of Executive Officers,” all current executive officers as a group, all non-employee directors (each of whom is also a director-nominee) as a group and all employees (other than executive officers) as a group. No options or restricted shares have been granted under the LTIP to associates of our directors or executive officers and no one other than the executive officers listed in the table below have individually received more than 5% of the options or restricted shares granted under the LTIP. We do not intend to make any grants under the LTIP between the record date and the Annual Meeting.

	Number of Options	Number of Restricted
	Received Under	Shares Received
Option Recipient	LTIP	Under LTIP

Joseph L. Welch	119,747	8,981
Edward M. Rahill	19,930	2,562
Linda H. Blair	19,152	2,463
Jon E. Jipping	18,732	2,409
Daniel J. Oginsky	13,050	1,677
All current executive officers as a group	190,611	18,092
All current directors who are not executive officers as a group	—	—
All employees as a group	465,138	237,905

Vote Required

We are seeking shareholder approval of this proposal to satisfy the requirements for deductibility of executive compensation paid pursuant to the Amended and Restated LTIP under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, to qualify certain awards as incentive stock options under Code Section 422 and to comply with applicable rules of the New York Stock Exchange. Approval of the Amended and Restated LTIP requires the affirmative vote of a majority of the votes cast by the holders of common shares entitled to vote on the proposal. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal and will not have the effect of a vote for or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED LTIP. EXECUTED PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED LTIP UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

Description of Amended and Restated LTIP

The following is a description of the material terms of the LTIP as it would be modified by the proposed amendments in the Amended and Restated LTIP. Unless otherwise noted, provisions of the LTIP will remain materially unchanged in the Amended and Restated LTIP.

Shares Subject to the LTIP

Giving effect to the proposed amendments, we have reserved an aggregate of 4,950,000 shares of our common stock to be awarded under the Amended and Restated LTIP. Up to 1,400,000 of these shares may be granted as incentive stock options. The proposed amendments would also impose a restriction so that no more than 3,250,000 of the shares may be granted as awards to be settled in shares of common stock other than options or stock appreciation rights. However, the share counting formula has been simplified so that each share granted will count as only one share against the shares available under the Amended and Restated LTIP. Under the LTIP as currently in effect, each share subject to an award is counted as two shares, except for options, stock appreciation rights and awards for which we receive cash equal to the fair market value of the shares or common stock based awards, which are counted as one share. In addition, under the LTIP currently in effect, if an award is exercised through tendering of shares to us or withholding of shares by us, or if shares are withheld to satisfy tax liabilities, we count only the number of shares issued net of the shares tendered or withheld against the plan limit. Under the Amended and Restated LTIP, the gross number of shares subject to the award will be counted against the plan limit under these circumstances. The proposed amendments include a provision that (i) shares not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding award and (iii) shares repurchased on the open market with the proceeds of the option exercise price may not be added back to the plan limit for future awards. We expect the net effect of these share counting changes to be an increase in the number of shares available compared to what would have been available under the methodology of the LTIP currently in effect. If any shares awarded under the LTIP are forfeited, cancelled, expire or otherwise terminate, the underlying common shares become available again under the LTIP and are not counted against the other grant limitations described above. To prevent dilution or enlargement of the rights of participants under the LTIP, appropriate adjustments will be made by the Committee (as defined under “— Administration”) if any change is made to our outstanding common shares by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our common stock or its value.

Participants

All employees, directors and consultants of the Company and its subsidiaries who are selected by the Committee in its sole discretion from time to time are eligible to participate in the LTIP. The proposed amendments clarify that non-employee directors, if any, of the Company’s subsidiaries are also intended to be eligible for grants. Approximately 300 employees and 6 non-employee directors are currently eligible to participate in the LTIP and will be eligible to participate in the Amended and Restated LTIP. The Committee may condition the grant of an award to an individual by requiring that the individual become an employee, director or consultant; provided, however, that the award is deemed granted as of the date that the individual becomes an employee, director or consultant. Because awards are determined by the Committee, in its sole discretion, it is not possible to determine the awards that will be made to any particular employee, officer, director or consultant in the future. There are no specific awards currently being planned or contemplated by the Committee.

Administration

The LTIP is administered by the Compensation Committee of our Board of Directors, or any other committee or sub-committee of the Board designated by the Board from time to time. We refer to the committee administering the LTIP as the Committee in this proxy statement. The Committee has the power to select participants who will receive awards, to make awards under the LTIP, to determine the terms and conditions of awards (subject to the terms and conditions of the LTIP) and to determine whether such terms and conditions have been satisfied. The Committee also has broad power to, among other things, interpret the terms of the LTIP and establish rules and regulations for the administration of the LTIP. In the case of awards designated as awards under Section 162(m) of the Code, the Committee’s power to take certain actions will be limited by Section 162(m).

The Committee and the Board are not permitted to cancel outstanding options or stock appreciation rights and grant new awards as substitutes under the LTIP, amend outstanding options or stock appreciation rights to reduce the exercise price below the fair market value of the common stock on the original grant date, or exchange outstanding options or stock appreciation rights for cash if the exercise price per share of such options or stock appreciation rights is less than or equal to the fair market value per share as of the date of exchange, in each case without shareholder approval.

Types of Plan Awards and Limits

The Committee may grant stock options, restricted stock, restricted stock units and performance based awards under the LTIP. The terms of each award will be set forth in a written agreement with the recipient. Subject to the adjustment provisions described above, the LTIP limits grants to any one participant in any one fiscal year to 200,000 options or stock appreciation rights, 100,000 restricted stock or restricted stock units, 100,000 performance awards and 100,000 annual incentive awards. The LTIP further limits the dollar value payable to any one participant in any one fiscal year on restricted stock units, performance awards or annual incentive awards valued in property other than common stock to the lesser of $3 million or four times the participant’s base salary in the fiscal year. These limitations are intended to comply with requirements of Section 162(m) of the Code.

Stock Options.  The Committee may grant incentive stock options and nonqualified stock options. No option may be exercised after the tenth anniversary of the date the option was granted. The exercise price of any option granted under the LTIP must not be less than the fair market value of our common stock on the grant date. As of the record date, the closing sale price of our common shares was $53.34. Payment upon exercise may be made by (1) cash or check, (2) delivery of our common stock that has been held at least six months pursuant to a broker assisted cashless exercise, (3) delivery of other consideration approved by the Committee with a fair market value equal to the exercise price or (4) other means determined by the Committee. A payment method involving delivery or withholding of common stock may not be used if it would violate applicable law or would result in adverse accounting consequences for us.

Options constituting incentive stock options may be granted only to our employees. The aggregate market value, determined on the grant date, of stock with respect to which incentive stock options may first become exercisable for a holder during a calendar year may not exceed $100,000. In addition, in the event that the recipient owns more than 10% of our common stock as determined under the Code, the exercise price of incentive stock options may not be less than 110% of the fair market value of our common stock on the grant date, and the options may not be exercised more than five years after the grant date.

Stock Appreciation Rights.  The Committee may grant stock appreciation rights pursuant to such terms and conditions as the Committee determines. No stock appreciation right may be granted with a term of more than ten years from the grant date. The exercise price may not be less than the fair market value of the common stock on the grant date. Upon exercise of a stock appreciation right, the participant will have the right to receive the excess of the aggregate fair market value of the shares on the exercise date over the aggregate exercise price for the portion of the right being exercised. Payments may be made to the holder in cash or common stock as specified in the grant agreement.

Restricted Stock and Units.  The Committee may grant shares of restricted stock and restricted stock units pursuant to such terms and conditions as the Committee determines. The restricted stock and restricted stock units will be subject to restrictions on transferability and alienation and other restrictions as the Committee may impose. The Committee may require payment of consideration for restricted stock granted under the LTIP, which may be payable in cash, stock or other property. Recipients of issued and outstanding restricted stock otherwise have the same rights as other shareholders, including all voting and dividend rights. Recipients of restricted stock units may receive dividend equivalent rights at the Committee’s discretion. Restricted stock units are payable in common stock or cash as of the vesting date and, under the proposed amendments, must be paid no later than two and a half months after the end of the year in which the vesting date occurs in accordance with applicable tax rules. The LTIP also permits certain highly compensated participants to defer certain cash bonus awards, which we may match up to 50% and grant to these participants as restricted stock unit awards.

Performance Awards.  The Committee may grant performance awards on terms and conditions that the Committee determines. Performance awards consist of the right to receive cash, common stock or other property. The written agreement for each grant will specify the performance goals, the period over which the goals are to be attained, the payment schedule if the goals are attained and other terms as the Committee determines. In the case of performance shares, the participant will have the right to receive legended certificates of common stock subject to restrictions on transferability (or the shares may be issued in equivalent book entry form). To the extent such shares are issued and outstanding, a participant will be entitled to vote those shares prior to satisfaction of the performance goals, and any dividends received will be reinvested in additional performance shares. In the case of performance units, the participant will receive an agreement that specifies the performance goals that must be satisfied prior to payment, which may be cash, common stock or other property. Under the proposed amendments, performance awards must be paid no later than two and a half months after the end of the year in which vesting occurs in accordance with applicable tax rules.

Annual Incentive Awards.  The Committee may grant annual incentive awards on terms and conditions that the Committee determines. The determination for granting annual incentive awards may be based on the attainment of performance levels of the Company as established by the Committee. Annual incentive awards will be paid in cash, shares of common stock or other property and will equal a percentage of the participant’s base salary for the fiscal year, a fixed dollar amount or some other formula determined by the Committee. Payments will be made within two and a half months after the end of the fiscal year in which the award is no longer subject to a substantial risk of forfeiture, but only after the Committee determines that the performance goals were attained.

Code Section 162(m) Performance Measure Awards.  The Committee may designate that any award in the form of restricted stock, restricted units, performance shares, performance units or annual incentive awards be granted as a Code Section 162(m) award. As a result, such grants will be subject to certain additional requirements intended to satisfy the exemption for performance based compensation under Code Section 162(m). The performance criteria will be one or more of the following objective performance goals, either individually, alternatively or in any combination, applied to either the Company as a whole or to a subsidiary, either individually, alternatively, or in any combination, and measured over a designated performance period, in each case as specified by the Committee in the grant agreement: earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pretax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings, included each of the above on a per share and/or segment basis; revenue/net revenue; return on net revenue (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pretax income, operating cash flow or cash earnings as a percentage of net revenue); revenue growth; cash flow; operating cash flow; free cash flow; discounted cash flow; working capital; market capitalization; cash return on investment; return on capital; shareholder value; return on equity; total shareholder return; return on investment; economic value added; return on assets; net assets; stock trading multiples (as measured against investment, net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pretax income, cash earnings or operating cash flow); stock price; attainment of strategic or operational initiatives; and achievement of operational goals, including but not limited to safety records, outage frequencies and capital maintenance projects. The proposed amendments change all prior references to sales in the LTIP to revenue, to conform to the terminology used in our financial statements.

Termination of Employment or Services

Options and Stock Appreciation Rights.  Unless otherwise provided in the related grant agreement, if a participant terminates employment or services for any reason prior to the date that an option or stock appreciation right becomes vested, the right to exercise the option or stock appreciation right terminates and all rights cease unless otherwise provided in the grant agreement. If an option or stock appreciation right becomes vested prior to the termination of the employment or services for any reason other than death or disability, then the participant has the right to exercise the option or stock appreciation right to the extent it was exercisable upon termination before the earlier of three months after termination or the expiration of the option or stock appreciation right unless otherwise provided in the related grant agreement. If termination is due to the participant’s death or disability, then the participant or his or her estate may exercise the option or stock appreciation right to the extent it was exercisable upon termination until its expiration date, subject to any limitations in the grant agreement. The Committee may, in its discretion, accelerate the participant’s right to exercise an option or extend the option term, subject to any other limitations.

Restricted Stock and Restricted Stock Units.  If a participant terminates employment or services for any reason, the restricted shares are generally forfeited to us (subject to a refund by us of any purchase price paid by the participant). The Committee, however, may provide, in its sole discretion, in the participant’s agreement that restricted stock or restricted stock units will continue after termination of employment or services. The Committee may also waive any restrictions in its sole discretion except for restrictions on a Code Section 162(m) award. However, the Committee may, for Code Section 162(m) awards, deem restrictions and performance goals satisfied if a participant terminates employment due to death, disability or involuntary termination by the Company. Under the Amended and Restated LTIP, the Committee would no longer be permitted to deem restrictions and performance goals on Code Section 162(m) awards satisfied upon involuntary termination.

Performance Awards.  Performance awards expire and are forfeited upon a participant’s termination of employment or services for any reason. The Committee, however, in its sole discretion, may provide in the grant agreement or otherwise for a continuation of the award after termination or waive any conditions or restrictions for such awards. The Committee may not waive any restrictions or conditions on Code Section 162(m) awards, but it may deem restrictions and conditions satisfied in the event a participant terminates employment due to death, disability or involuntary termination by the Company. Under the Amended and Restated LTIP, the Committee would no longer be permitted to deem restrictions and performance goals on Code Section 162(m) awards satisfied upon involuntary termination.

Annual Incentive Awards.  If a participant terminates employment or services due to disability or death prior to the end of our fiscal year, the participant, or his or her estate, is entitled to a pro-rata payment of the annual incentive award, which will be paid at the same time as regular annual incentive awards are paid. Unless otherwise determined by the Committee, if a participant’s employment or services are terminated for any reason other than death or disability, he or she forfeits the right to the annual incentive award for that fiscal year.

Limitations on Transfer of Awards

No award under the LTIP may be transferable other than by will or the laws of descent and distribution. Stock options and stock appreciation rights may only be exercised by the participant during his or her lifetime. However, a participant may assign or transfer an award, other than an incentive stock option, with the consent of the Committee. All shares of common stock subject to an award will contain a legend restricting the transferability of the shares pursuant to the terms of the LTIP, which can be removed once the restrictions have terminated, lapsed or been satisfied. If the shares are issued in book entry form, a notation to the same restrictive effect as the legend will be placed on the transfer agent’s books.

Termination and Amendment

No new awards may be granted under the LTIP on or after February 7, 2012. Our Board may terminate or amend the LTIP or the granting of any awards under the LTIP at any time and the Committee may amend the terms of outstanding awards, but shareholder approval will be required for any amendment that materially increases benefits under the LTIP, increases the shares of common stock available under the LTIP (except pursuant to the adjustment provisions of the LTIP), changes the eligibility provisions or modifies the LTIP in a manner requiring shareholder approval under any applicable stock exchange rule. An amendment to the LTIP will not, without the consent of the participant, adversely affect the participant’s outstanding awards except to qualify the awards for exemption under Section 409A of the Code, bring the LTIP into compliance with Section 409A of the Code, or as provided in the grant agreement.

Change in Control of the Company

Awards under the LTIP are generally subject to special provisions upon the occurrence of a change in control transaction of the kind described in the LTIP. Under the LTIP, the Committee may provide in a grant agreement or otherwise that upon a change in control transaction (i) all outstanding options or stock appreciation rights immediately become fully vested and exercisable; (ii) any restriction period on any shares of common stock immediately lapse and the shares become freely transferable; (iii) all performance goals are deemed to have been satisfied and any restrictions on any performance award immediately lapse and the awards become immediately payable; (iv) all performance measures are deemed to have been satisfied for any outstanding annual incentive award, which immediately become payable; or (v) awards may be treated in any other way as determined by the Committee. The Committee may also determine that upon a change in control, any outstanding option or stock appreciation right be cancelled in exchange for payment in cash, stock or other property for each vested share in an amount equal to the excess of the fair market value of the consideration to be paid in the change in control transaction over the exercise price. If we merge with another entity and the successor company assumes an award payable in common stock, such awards will not be accelerated as described above as long as the consideration is substantially equal in fair market value to that of the common stock subject to the awards.

United States Federal Income Tax Consequences

The following discussion is a summary of the federal income tax consequences relating to the grant and exercise of awards under the LTIP and the subsequent sale of common stock that will be acquired under the LTIP. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.

Nonqualified Stock Options.  There will be no federal income tax consequences to a participant or to us upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and we will be allowed a corresponding tax deduction, subject to any applicable limitations under Section 162(m) of the Code. Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options.  There will be no federal income tax consequences to a participant or to us upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Code. Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and we will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax.

Stock Appreciation Rights.  The participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the cash or fair market value of any shares of common stock received will be taxable to the participant as ordinary income, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Code.

Restricted Stock Awards.  Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and we will be allowed a corresponding tax deduction, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted Stock Unit Awards, Performance Share Awards, and Performance Share Unit Awards.  A participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock unit award, performance share award or performance share unit award is granted. When a participant receives payment under a restricted stock unit award, performance share award or performance share unit award, the amount of cash received and the fair market value of any shares of stock received will be ordinary income to the participant, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code.

Impact of Recent Tax Law Changes.  Recently adopted, Section 409A of the Code has implications that affect traditional deferred compensation plans, as well as certain equity-based awards, such as stock options, restricted stock units, and stock appreciation rights. Section 409A requires compliance with specific rules regarding the timing of exercise or settlement of equity-based awards. Individuals who hold awards are subject to the following penalties if the terms of such awards are not exempted from or do not comply with the requirements of Section 409A: (i) appreciation is includible in the participant’s gross income for tax purposes once the awards are no longer subject to a “substantial risk of forfeiture” (e.g., upon vesting), (ii) the participant is required to pay interest at the tax underpayment rate plus one percentage point commencing on the date an award subject to Section 409A is no longer subject to a substantial risk of forfeiture, and (iii) the participant incurs a 20 percent penalty tax on the amount required to be included in income. As set forth above, the LTIP and the awards granted thereunder are intended to conform to the requirements of Section 409A.

CORPORATE GOVERNANCE

Director Independence

Based on the absence of any material relationship between them and us, other than their capacities as directors and shareholders, the Board has determined that Mr. Jepsen, Mr. McLellan, Mr. Museler, Ms. O’Leary, Mr. Bennett Stewart and Mr. Lee Stewart are “independent” under applicable NYSE and SEC rules for board members. In addition, our Board has determined that, as the committees are currently constituted, all of the members of the Audit and Finance Committee, the Compensation Committee and the Nominating/Corporate Governance Committee are “independent” under applicable NYSE and SEC rules. None of the directors determined to be independent is or ever has been employed by us.

Mr. McLellan, who became a director of the Company in November 2007, was a member of the law firm Dykema Gossett PLLC until he retired in April 2007. Mr. McLellan acts as an independent consultant for the Dykema law firm, for which he is paid a nominal annual stipend. We made payments for legal services to the Dykema law firm amounting to less than 1% of its gross revenues during each of the last three calendar years. Mr. McLellan currently has no financial or other interest in such payments, and as a member of Dykema had no financial or other interest in such payments other than pro rata with the other members of the firm. Our Board considered this relationship when determining that Mr. McLellan is independent and determined that this relationship was not material and was unlikely to affect his ability to act as an independent board member.

Meetings and Committees of the Board of Directors

During 2007, our Board held 12 meetings. Each director attended 75% or more of the total number of meetings of the Board and committees of which he or she was a member in 2007. Mr. Lee Stewart was selected by our Board to chair its executive sessions. These sessions were held several times throughout the year.

Our policy is that all members of our Board are expected, absent valid reasons, to attend the annual shareholders’ meetings. All directors who were serving as such at the time of last year’s annual shareholders’ meeting attended the meeting.

Our Board has several standing committees, including a Compensation Committee, a Nominating/ Corporate Governance Committee and an Audit and Finance Committee. The Board has adopted a written charter for each of these committees. The charters and our corporate governance principles are accessible on our website at www.itc-holdings.com through the “Corporate Governance” link on the “Investors” page and are available in print from us upon request.

Audit and Finance Committee

The Audit and Finance Committee met 8 times during 2007. The members of the Audit and Finance Committee are Mr. Jepsen, Mr. William Museler, Mr. Bennett Stewart (beginning August 2007) and Mr. Lee Stewart, with Mr. Jepsen serving as Chair. The Board has determined that Mr. Jepsen is an “audit committee financial expert” as that term is defined under SEC rules and that all members of the Audit and Finance Committee satisfy all independence and other qualifications for Audit and Finance Committee members set forth in applicable NYSE and SEC rules. Our Audit and Finance Committee is responsible for, among other things, (1) selecting our independent public accountants, (2) approving the overall scope of the audit, (3) assisting our Board in monitoring the integrity of our financial statements, the independent public accountant’s qualifications and independence, the performance of the independent public accountants and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing a report of our independent public accountants describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, (5) discussing our annual audited and quarterly unaudited financial statements with management and our independent public accountants, (6) meeting separately, periodically, with our management, internal auditors and independent public accountants, (7) reviewing with our independent public accountants any audit problems or difficulties and managements’ response, (8) setting clear hiring policies for employees or former employees of our independent public accountants, and (9) handling such other matters that are specifically delegated to the Audit and Finance Committee by our Board from time to time, as well as other matters as set forth in the committee’s charter.

Audit and Finance Committee Report

In accordance with its written charter, the Audit and Finance Committee provides assistance to our Board in fulfilling the Board’s responsibility to our shareholders, potential shareholders and investment community relating to independent registered public accounting firm oversight, corporate accounting, reporting practices and the quality and integrity of the financial reports, including our internal controls over financial reporting.

The Audit and Finance Committee received and reviewed a formal written statement from Deloitte & Touche LLP, our independent registered public accounting firm, describing all relationships between Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, whom we refer to collectively as Deloitte, and us that might bear on Deloitte’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with Deloitte any relationships that may impact their objectivity and independence and satisfied itself as to Deloitte’s independence.

The Audit and Finance Committee discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of Deloitte’s examination of the consolidated financial statements.

The Audit and Finance Committee reviewed and discussed with management and Deloitte our consolidated audited financial statements as of and for the year ended December 31, 2007.

Based on the above-mentioned reviews and discussions with management and Deloitte, the Audit and Finance Committee approved the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

EDWARD G. JEPSEN	WILLIAM J. MUSELER	LEE C. STEWART	G. BENNETT STEWART

Compensation Committee

The Compensation Committee met 10 times during 2007. In 2007, the members of the Compensation Committee were Mr. Lee Stewart, Mr. Jepsen, Mr. Museler and Mr. Bennett Stewart, with Mr. Lee Stewart serving as Chair. The current members of the Compensation Committee are Mr. Lee Stewart, Mr. Jepsen, Mr. McLellan and Mr. Bennett Stewart, with Mr. Lee Stewart serving as Chair. The Compensation Committee is responsible for (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our executive officers, (3) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (4) reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters, (5) administration of stock plans and other incentive compensation plans and (6) such other matters that are specifically delegated to the Compensation Committee by our Board from time to time. The Compensation Committee has retained Hewitt Associates, or Hewitt, as compensation consultants to assist it in its efforts to evaluate market competitiveness for various compensation plans, research industry trends and provide guidance as necessary. Further information regarding the nature and scope of work of the consultant is included in the “Compensation of Executive Officers and Directors — Compensation Discussion and Analysis” section of this proxy statement. The Compensation Committee delegates the administration of plans and implementation of committee determinations to our Human Resources department. The Compensation Committee seeks input from our chief executive officer on performance reviews and salary recommendations for our officers, recommendations with regard to changes in compensation and benefit plans, and updates on current issues or programs. The Compensation Committee typically evaluates this information, along with any information provided by Hewitt, before taking any action.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee met 4 times during 2007. In 2007 the members of the Nominating/Corporate Governance Committee were Ms. O’Leary, Mr. Bennett Stewart and Mr. Lee Stewart, with Mr. Bennett Stewart serving as Chair until August 2007 and Ms. O’Leary serving as Chair from August 2007 until the present. The current members of the Nominating/Corporate Governance Committee are Ms. O’Leary, Mr. McLellan and Mr. Bennett Stewart. The Nominating/Corporate Governance Committee is responsible for (1) developing and recommending criteria for selecting new directors, (2) screening and recommending to our Board individuals qualified to become directors, (3) overseeing evaluations of our Board, its members and its committees and (4) handling such other matters that are specifically delegated to it by our Board from time to time. In identifying candidates for director, the Nominating/Corporate Governance Committee considers suggestions from incumbent directors, management or others, including shareholders. The committee also may retain the services of a consultant to identify qualified candidates for director. In 2007, the committee employed an executive search firm which identified Ms. O’Leary as a candidate for our board. The committee reviews all candidates in the same manner without regard to who suggested the candidate. The committee selects candidates to meet with management and conduct an initial interview with the committee. Candidates whom the committee believes would be a valuable addition to the Board are recommended to the full Board for election. As stated in the committee’s charter, in selecting candidates, the committee will consider all factors it considers appropriate, which may include (1) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, technical skill, industry knowledge and experience, financial expertise, local or community ties, or (2) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. Individuals recommended by shareholders for nomination as a director should be submitted to our Corporate Secretary and, if submitted in accordance with the procedures set forth in our annual proxy statement, will be forwarded to the Nominating/Corporate Governance Committee for consideration.

Shareholder Communications

Shareholder Proposals.  Any proposal by a shareholder of the Company to be considered for inclusion in the proxy statement for the 2009 annual meeting must be received by Wendy McIntyre, our Corporate Secretary, by the close of business on December 12, 2008. Such proposals should be addressed to her at our principal executive offices and should satisfy the informational requirements applicable to shareholder proposals contained in the relevant SEC rules. If the date for the 2009 Annual Meeting is significantly different than the first anniversary of the 2008 Annual Meeting, Rule 14a-8 of the SEC provides for an adjustment to the notice period described above.

In addition to applicable rules of the SEC for inclusion of shareholder proposals in our proxy statement, our Bylaws provide that, in order for a shareholder proposal to be properly brought before the 2009 Annual Meeting, written notice of such proposal or nomination, along with the information required by the Bylaws, must be received by us at our principal executive offices no earlier than January 21, 2009 and no later than February 19, 2009. If the 2009 annual meeting date has been significantly advanced or delayed from the first anniversary of the date of the 2008 annual meeting, then notice of such proposal must be given within 10 days after the first public disclosure of the date of such meeting in accordance with the procedures set forth in our Bylaws. We also expect the persons named as proxies for the 2009 annual meeting of shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal properly presented at that meeting by a shareholder who does not provide us with written notice of such proposal during the period provided in our Bylaws.

Nominees.  Shareholders proposing director nominees at the 2009 annual meeting of shareholders must provide written notice of such intention, along with certain information regarding the proponent and the nominees as provided in our Bylaws, to our Corporate Secretary no earlier than January 21, 2009 and no later than February 19,

2009. If the 2009 annual meeting date has been significantly advanced or delayed from the first anniversary of the date of the 2008 annual meeting, then notice of such intention must be given within 10 days after the first public disclosure of the date of the annual meeting in accordance with the procedures set forth in our Bylaws. With respect to an election to be held at a special meeting of shareholders, such notice must be given by the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. We may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee’s policy is to review the qualifications of candidates submitted for nomination by shareholders and evaluate them using the same criteria used to evaluate candidates submitted by the Board for nomination.

Communications With the Board

A person who wishes to communicate directly with our Board or with an individual director should send the communication, addressed to the Board or the individual director, to our executive offices at the address shown on the first page of this proxy statement and the communication will be forwarded to the director or directors to whom it is addressed.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors, including our chief executive officer, chief financial officer and principal accounting officer. The Code of Business Conduct and Ethics, as currently in effect (together with any amendments that may be adopted from time to time), is available on our website at www.itc-holdings.com through the “Corporate Governance” link on the “Investors” page or may be obtained in print from us upon request. In the future, to the extent any waiver is granted or amendment is made with respect to the Code of Business Conduct and Ethics that requires disclosure under applicable SEC rules, we intend to post information regarding such waiver or amendment on the “Corporate Governance” page of our website.

EXECUTIVE OFFICERS

Set forth below are the names, ages and titles of our executive officers.

Name	Age	Position

Joseph L. Welch	59	President, Chief Executive Officer and Treasurer
Edward M. Rahill	54	Senior Vice President — Finance and Chief Financial Officer
Linda H. Blair	38	Executive Vice President and Chief Business Officer
Jon E. Jipping	42	Executive Vice President and Chief Operating Officer
Daniel J. Oginsky	34	Vice President and General Counsel

Our executive officers serve as executive officers at the pleasure of the Board of Directors. Our current executive officers are described below.

Joseph L. Welch.  Mr. Welch’s background is described above under “Election of Directors — Nominees for Directors.”

Edward M. Rahill.  Mr. Rahill is Senior Vice President — Finance and Chief Financial Officer, and has responsibility for financial operations and reporting, including Treasury, Accounting, Tax and the Financial Planning and Analysis functions. In 2007, Mr. Rahill also assumed responsibility for our business development activities, including ITC Grid Development LLC and its subsidiaries. Mr. Rahill was Vice President — Finance and Chief Financial Officer since 2003 until being named Senior Vice President in February 2006. Prior to his current position, Mr. Rahill headed the Planning and Corporate Development functions for DTE Energy and its subsidiaries. He joined DTE Energy in 1999 as the Manager of Mergers, Acquisitions and Alliances. Mr. Rahill has over 22 years of experience in finance and accounting. Prior to joining DTE Energy, Mr. Rahill led the Corporate Development Function for Equitable Resources. He has also held various finance and accounting positions with Bell & Howell, Atlantic Richfield and Carborundum Corporation.

Linda H. Blair.  Ms. Blair was named Executive Vice President and Chief Business Officer in June 2007. Ms. Blair is responsible for managing each of our regulated operating companies and the necessary business support functions, including regulatory strategy, federal and state legislative affairs, community government affairs, human resources, marketing and communications and information technology and facilities. Prior to this appointment, Ms. Blair was serving as our Senior Vice President — Business Strategy and was responsible for managing regulatory affairs, policy development, internal and external communications, community affairs and human resource functions. Ms. Blair was Vice President — Business Strategy from March 2003 until being named Senior Vice President in February 2006. From 2001 through February 2003, Ms. Blair was the Manager of Transmission Policy and Business Planning at ITCTransmission when it was a subsidiary of DTE Energy. Prior to this time, Ms. Blair was a supervisor in Detroit Edison’s regulatory affairs department, where she developed and managed all regulatory relations and communications activities with the Michigan Public Service Commission and the Federal Energy Regulatory Commission, or FERC.

Jon E. Jipping.  Jon E. Jipping was appointed in June 2007 to serve as our Executive Vice President and Chief Operating Officer. In this position, Mr. Jipping is responsible for transmission system planning, system operations, engineering and supply chain. Prior to this appointment, Mr. Jipping was serving as our Senior Vice President — Engineering and was responsible for transmission system design, project engineering and asset management. Mr. Jipping joined us as Director of Engineering in March 2003, was appointed Vice President — Engineering in 2005 and was named Senior Vice President in February 2006. Prior to joining ITCTransmission in 2003, Mr. Jipping was Manager of Business Systems & Applications in Detroit Edison’s Service Center Organization, responsible for implementation and management of business applications across the distribution business unit. Mr. Jipping joined Detroit Edison in 1990 and held various positions of increasing responsibility in Transmission Operations and

Transmission Planning, including serving as Principal Engineer and Manager of Transmission Planning during the sale of ITCTransmission.

Daniel J. Oginsky.  Mr. Oginsky has been Vice President and General Counsel since November 2004, and is responsible for our legal affairs and managing the legal department. From June 2002 until joining us in October 2004, Mr. Oginsky was an attorney with Dykema Gossett PLLC. At Dykema, Mr. Oginsky represented ITCTransmission and other energy clients, as well as telecommunications clients, on regulatory, administrative litigation, transactional, property tax and legislative matters. Mr. Oginsky practiced state regulatory law at Dickinson Wright PLLC in Lansing, Michigan from August 2001 to May 2002. From 1999 to 2001, Mr. Oginsky was an attorney with Sutherland Asbill & Brennan LLP in Washington, D.C., where he focused on FERC and state electric and natural gas matters on behalf of various energy clients.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the elements of compensation for our chief executive officer, chief financial officer and each of the three other most highly compensated executive officers who were serving as such at December 31, 2007. We refer to these individuals collectively as the NEOs. The Compensation Committee of our Board establishes and reviews the compensation for the NEOs, while implementation and day-to-day administration of our compensation programs is performed by our employees.

Objectives of Compensation Program

The objective of our compensation program as a public company is to attract, retain, and motivate exceptional managers and employees, and to maintain the focus of those managers and employees on providing value to customers and shareholders by:

•	performing best-in-class utility operations;

•	improving reliability, reducing congestion, and facilitating access to generation resources; and

•	utilizing our experience and skills to seek and identify opportunities to invest in needed transmission and optimize the value of those investments.

Our compensation program as a public company is designed to motivate and reward individual and corporate performance. Our compensation philosophy is to:

•	Provide for flexibility in pay practices to recognize our unique position and growth proposition;

•	Use a market-based pay program aligned with pay-for-performance objectives;

•	Be competitive with the market in all pay elements relating to compensation for current services, while leveraging incentives where possible;

•	Utilize market compensation studies to verify competitiveness and ensure continued competitiveness;

•	Align long-term incentive awards with improvements in shareholder value;

•	Provide benefits through flexible, cost-effective plans and maintain above-market benefits while taking into account business needs and affordability; and

•	Provide other non-monetary awards to recognize and incentivize performance.

Exclusion of Pre-IPO Related Amounts from Normal Compensation Amounts

On July 26, 2005, we became a public company following our initial public offering, or the IPO. Certain dollar amounts, referred to as “Pre-IPO Related Amounts,” are included in the Summary Compensation Table in this proxy statement. However, those amounts are legacy issues, which are tied to and result from NEOs’ personal investments and assumed risks, and other arrangements, made while we were privately held. Accordingly, the Compensation Committee believes those legacy amounts should not be viewed as part of the NEOs’ normal compensation for purposes of measuring against the objectives of our compensation program or for comparisons to public company executive compensation. The Compensation Committee believes that NEO compensation, excluding the Pre-IPO Related Amounts, is fair and reasonable as compared to peer company compensation and meets the objectives of our compensation program outlined above. Amounts that are Pre-IPO Related Amounts, and the compensation of the NEOs after exclusion of the Pre-IPO Related Amounts, are identified in footnote 1 to the Summary Compensation Table.

We began operations on February 28, 2003, following the acquisition of our first operating utility subsidiary, ITCTransmission, from DTE Energy. To motivate management to meet challenges and cause us to grow, we, at the direction of our controlling shareholder at the time, International Transmission Holdings Limited Partnership, or ITHLP, established an equity participation program under which each executive officer made personal equity investments in our common stock. Based on the number of shares purchased, we also made a grant of options to the executive. Certain executives, including the NEOs, also received grants of restricted stock. All of these purchases and grants were subject to five-year vesting and transfer restrictions.

In connection with the IPO in 2005, each executive also waived contractual rights to sell stock in the IPO. In exchange, the executives were granted options based on the number of shares each executive could have sold, but chose not to sell, in the IPO. Because these equity grants are tied to NEOs’ personal investments and risks faced prior to the IPO, the value of option awards made before July 26, 2005 are not considered by the Compensation Committee to be part of normal NEO compensation. The dollar amounts included in the Option Awards column of the Summary Compensation Table that the Compensation Committee considers to be Pre-IPO Related Amounts, are identified in footnote 1 to the Summary Compensation Table.

In addition to the waiver of contractual rights to sell stock in the IPO, the Management Stockholder’s Agreement for grants made by us prior to November 16, 2005 provides that a grantee of restricted stock or options under the 2003 Stock Purchase and Option Plan may sell shares of restricted stock and shares underlying then exercisable options in any offering conducted by ITHLP, notwithstanding other vesting requirements and transfer restrictions, pursuant to “piggyback” registration rights, as discussed further in the narrative following the Outstanding Equity Awards at Fiscal Year-End Table.

Under the ITC Holdings Corp. Executive Group Special Bonus Plan, or the Special Bonus Plan, the Compensation Committee is authorized to approve the crediting of special bonus amounts to plan participants and generally gives consideration to dividends paid, or expected to be paid, on our common stock. We adopted the Special Bonus Plan in June 2005 as a vehicle that could be used to keep whole the value of equity investments and grants that occurred prior to the IPO. In 2007, bonuses under the Special Bonus Plan were credited to NEOs once during each quarter. The amounts of the awards were equal to the approved per share quarterly dividend amount, multiplied by the number of our common shares underlying the options held by the NEO granted prior to the IPO. Effective November 12, 2007, the Special Bonus Plan was amended and restated in its entirety, to state that: (i) all previously awarded but unvested special bonus amounts under the Special Bonus Plan are considered vested as of such date; (ii) all such vested amounts shall be paid to the Special Bonus Plan participants as soon as practicable after such date, but in no event later than December 31, 2007; and (iii) any future special bonus amounts awarded under the Special Bonus Plan will be vested. These amendments eliminated the administrative burden associated with the credited but unpaid awards and also recognized the fact that the retention value associated with the plan was tied to the market value of the stock. The aggregate amount of Special Bonus Plan bonuses paid to each NEO in 2007 is set forth in footnote 2 to the Summary Compensation Table. While the Compensation Committee has approved payments under the Special Bonus Plan, the only participants in this plan are executives who were granted options during the pre-IPO period. Moreover, special bonus amounts have been paid only with respect to options granted before the IPO. The Compensation Committee also considers these amounts to be tied to the investments made and risks faced by our executive officers prior to the IPO. Accordingly, the Compensation Committee does not consider amounts awarded under the Special Bonus Plan to be part of normal NEO compensation. The Special Bonus Plan awards that the Compensation Committee considers to be Pre-IPO Related Amounts are identified in footnote 1 to the Summary Compensation Table.

Finally, for Mr. Welch, the Change in Pension Value & Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table includes amounts associated with the Management Supplemental Benefits Plan, or MSBP. Mr. Welch retired under DTE Energy’s Management Supplemental Benefit Plan, though with lower benefits than he would have earned with additional service. In order to keep Mr. Welch whole, the Company agreed to establish its MSBP such that benefits would be calculated including service with DTE Energy, with the resulting amount offset by the benefits he is receiving from DTE Energy. The MSBP is described in detail in the Pension Benefits — Management Supplemental Benefits Plan section of this proxy statement following the Pension Benefits Table. The calculation of Mr. Welch’s benefit under the MSBP is affected by including awards to him under the Special Bonus Plan prior to May 17, 2006, which are considered Pre-IPO Related Amounts as discussed above. The calculation also is affected by including awards to Mr. Welch under our former Dividend Equivalents Rights Plan, or DERP. The DERP was established in 2003 to keep whole the value of options that previously were granted to executives and key employees upon a return of capital to shareholders that we issued that year. Under the DERP, upon affecting a return of capital to shareholders, a cash amount (equal to the per share return of capital multiplied by the number of options held by each executive and key employee) was credited to a bookkeeping account maintained for each DERP participant. Those amounts previously held in bookkeeping accounts under the DERP were paid out to each DERP participant in 2005 upon the plan’s termination. Similarly, because awards under the DERP are particularly tied to investments made and risks faced by our executive officers prior to the IPO, such awards also are considered to be Pre-IPO Related Amounts. Because awards under the Special Bonus Plan and DERP are Pre-IPO Related Amounts, the Compensation Committee does not include those amounts in the calculation of Mr. Welch’s benefit under the MSBP for purposes of reviewing his normal compensation. The component of the Change in Pension Value & Non-Qualified Deferred Compensation Earnings for Mr. Welch, which the Compensation Committee considers Pre-IPO Related Amounts due to the exclusion of Special Bonus Plan and DERP awards from Mr. Welch’s MSBP benefit calculation, is identified in footnote 1 to the Summary Compensation Table.

Review of Compensation Benchmarks and Relationship of Compensation Elements

The Compensation Committee has engaged in benchmarking total compensation paid to our executive officers. The benchmarking analysis compared the compensation of our executive officers, including the NEOs, to compensation paid to executives by a group of peer companies.

In August 2006, the Compensation Committee, through its former compensation consultant, Watson Wyatt Worldwide, benchmarked compensation paid to our executive officers, including the NEOs, at the 65th percentile of market for base salary and the 75th percentile for annual incentive compensation and long term incentive compensation among the peer companies listed below. The benchmarking study determined that compensation paid to our executive officers trailed both the market median and to a greater extent the 65th percentile of the market. The public company peer group consisted of the following entities:

Allete Inc.	National Fuel Gas Co.
American States Water Co.	Northwest Natural Gas Co.
Aqua America Inc.	Northwestern Corp.
Avista Corp.	Otter Tail Corp.
Black Hills Corp.	Questar Corp.
Cleco Corp.	South Jersey Industries Inc.
Copano Energy LLC	Southwestern Energy Co.
DPL Inc.	UGI Corp.
Duquesne Light Holdings Inc.	Unisource Energy Corp.
El Paso Electric Co.	Western Gas Resources Inc.

In June 2007, the Compensation Committee selected Hewitt as its new advisor on executive compensation issues. The Compensation Committee charged Hewitt with the responsibility for providing market data on all of the components of compensation, including salary, bonus, long-term incentives and total compensation, for select executive officers, including the NEOs. The Compensation Committee also engages Hewitt to provide market data and comments about the design of our executive compensation programs with respect to both market practice and the unique strategic goals of our business model. Hewitt is engaged by and reports to the Compensation Committee and, at the Compensation Committee’s discretion, participates in its meetings and executive sessions. Executive compensation consulting is the only work that Hewitt performs for us.

During 2007, the Compensation Committee, through Hewitt, benchmarked compensation paid to our executive officers, including the NEOs, at the 50th and 65th percentiles of market for base salary and the 50th and 75th percentiles for annual incentive compensation and long term incentive compensation among the peer companies listed below. The new benchmarking study was undertaken in order to recognize the challenges we faced and the rapid growth we experienced, and the resulting higher performance expectations for the NEOs. The benchmarking study determined that total compensation paid to our executive officers (excluding the Pre-IPO Related Amounts) continued to trail the market median.

Because we are the only publicly traded company that exclusively owns stand-alone electricity transmission companies, the Compensation Committee for benchmarking purposes selected two different peer groups. The first group consists of electric, gas and water utility companies, as well as some companies from other industries, that are comparable to our current size and projected future size as measured by market capitalization, and is referred to below as the Size and Industry Peer Group. The second group, referred to as the High Performance Peer Group, was drawn from non-financial services companies in the Hewitt database with revenue below $4 billion that were in the 60th or higher percentile in both 5-year return on equity and 5-year compound annual growth in revenue. There are no utilities in the second group; rather the group was chosen to reflect our high growth and return profile. These two peer groups consisted of the following entities:

Size and Industry Peer Group	High Performance Peer Group

Allegheny Energy, Inc.	AGL Resources Inc.
Applied Industrial Technologies	Alberto-Culver Company
Black Hills Corporation	Allergan, Inc.
Brady Corporation	Alliant Techsystems Inc.
Cabot Oil & Gas Corporation	BJ Services Company
Cleco Corporation	Briggs & Stratton Corporation
Dynegy Inc.	C. R. Bard, Inc.
El Paso Electric Company	Cabot Oil & Gas Corporation
ESCO Technologies Inc.	Chicago Bridge and Iron Company
Forest Oil Corporation	Church & Dwight Company
Graco Inc.	Curtiss-Wright Corporation
IDACORP Inc.	Del Monte Foods Company
IHS Group	Donaldson Company, Inc.
Midwest Independent Transmission System Operator, Inc.	Ferrellgas Partners, L.P.
Milacron Inc.	Fiserv, Inc.
PacifiCorp	Graco Inc.
Plains Exploration & Production Company	Hot Topic
Portland General Electric Company	Mylan Laboratories Inc.
Powerwave Technologies, Inc.	Noble Energy, Inc.
Rollins Inc.	Pioneer Natural Resources Company
Stericycle, Inc.
Thomas & Betts Corporation
WGL Holdings Inc.
Woodward Governor Company

As part of the Compensation Committee’s process, in addition to the benchmarking analysis, our chief executive officer reviews and examines market benchmark compensation, as well as individual responsibilities and performance, our compensation philosophy and other related information to determine the appropriate level of compensation for each of our NEOs. Our chief executive officer then makes recommendations to the Compensation Committee on any such compensation adjustments or revisions. In turn, the Compensation Committee considers and examines any such recommendations and consults with Hewitt to understand the impact and result of any such changes.

The Compensation Committee reviews and considers each element of compensation in making compensation determinations. The Compensation Committee has not determined that compensation elements are to be set according to a pre-set or formulaic mix. The Compensation Committee does generally review all elements of compensation together in measuring total compensation packages as part of its benchmarking analyses and in measuring compensation packages against the objectives of our compensation program.

Cash Components of Compensation

Base Salary.  The base salary component of each NEO’s annual cash compensation is based on the job responsibilities and individual contribution of each NEO and with reference to base salary levels of executives at peer companies.

On January 29, 2007, following the completion of the 2006 benchmarking analysis by Watson Wyatt Worldwide, the Compensation Committee made the following salary adjustments: Joseph L. Welch from $400,000 to $480,000; Edward M. Rahill from $210,000 to $250,000; Linda H. Blair from $184,000 to $264,000; Jon E. Jipping from $175,000 to $264,000; and Daniel J. Oginsky from $155,000 to $198,000. In making these salary adjustments, the Compensation Committee considered the performance of each individual, growth in his or her job responsibilities and the continued growth of the Company. In addition, the Compensation Committee also took into account the results of its benchmarking analysis, which showed that our executive officer salaries appreciably trailed benchmarked levels. The salary adjustments were made as part of a three year plan to phase in salary levels that place our executive officer salaries at benchmarked levels consistent with the objectives of our compensation program.

On August 15, 2007, after reviewing the benchmarking studies prepared by Hewitt, the Compensation Committee approved additional changes to Mr. Welch’s compensation. Mr. Welch’s base salary was increased to $580,000 and his 2007 restricted stock and option awards under the LTIP are targeted to have a total grant date value of $1.3 million. Previous awards were targeted to have a total grant date value equal to Mr. Welch’s base salary. The changes were immediately effective.

Therefore, base salaries of our NEOs are as follows:

Name	Current Salary

Joseph L. Welch	$580,000
Edward M. Rahill	$250,000
Linda H. Blair	$264,000
Jon E. Jipping	$264,000
Daniel J. Oginsky	$198,000

Bonus Compensation.  Annual bonus awards based on corporate performance goals are used to provide incentives for and reward contributions to our growth and success. Annual corporate performance bonuses awarded to NEOs for 2007 are listed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table in this proxy statement, and are described below.

The corporate performance goals and targets approved by the Compensation Committee are based on key Company objectives: operational excellence and superior financial performance. The same corporate performance goals and targets generally are used in determining annual bonus compensation for all of our employees. The corporate performance goals and targets, accordingly, are designed to align the interests of customers, shareholders, management and all employees, and encourage teamwork and coordination among all of our executives and employees with a common focus on the growth and success of the Company. Target amounts for the corporate performance goals are determined based on long-term strategic plans, historical performance, expectations for future growth and desired improvement over time. Weights are assigned to each goal based on areas of focus during the year and difficulty in achieving target amounts. Weights are also assigned so that there is a balance between operational and financial goals.

Each year, the Compensation Committee approves our annual corporate performance bonus plan. As explained above, the annual bonus plan contains bonus goals, each individually weighted. Each goal operates independently, and there is not a range of acceptable performance for any goal. For example, if one goal is not achieved, there is no payout for that goal. We do not pay for achieving below-target performance on any goal, but we will pay for achievement of target performance on those goals that are achieved. The bonus goal targets are established to motivate employees towards operational excellence and superior financial performance. Corporate performance goal criteria approved by the Compensation Committee for 2007, and actual bonus results, were:

				2007 Goals
Goal	Rationale for Goal	Rationale for Target	Weight	Achieved

Safety as measured by lost time	Maintaining the safety of ITC employees and contractors is an ITC core value and is at the foundation of ITC’s success.	Target remained the same as in 2006 despite increase in exposure due to increase in number of operating subsidiaries and resulting increase in employees and contractors.	5%	5%
Safety as measured by recordable incidents	Maintaining the safety of ITC employees and contractors is an ITC core value and is at the foundation of ITC’s success.	Target remained the same as in 2006 despite increase in exposure due to increase in number of operating subsidiaries and resulting increase in employees and contractors.	5%	0%
ITCTransmission Outage frequency	Reducing and limiting system outages is critical to ensuring system reliability.	Target is adjusted each year to move company towards best-in-class system performance and encourage efforts such as root cause analysis to reduce the number of outages. 2006 outage performance was in the top decile of benchmarked companies, whereas the 2007 goal reflected best-in-class performance.	10%	0%
ITCTransmission Field Operation and Maintenance Plan	Performing necessary preventative maintenance is critical to ensuring system reliability.	Target is reflective of goal to catch up on historically deferred maintenance and also complete the normal maintenance schedule.	10%	10%
ITCTransmission Capital Project Plan	Performing necessary system upgrades is critical to ensuring system reliability, providing a robust transmission grid and delivering financial performance.	2007 ITCTransmission capital project plan was 41% larger than the 2006 plan and reflected increasingly more difficult to accomplish projects.	20%	20%
METC Capital Project Plan	Performing necessary system upgrades is critical to ensuring system reliability, providing a robust transmission grid and delivering financial performance.	2007 was ITC’s first year operating METC’s transmission system. There was uncertainty as to how much of the 2007 capital program could be accomplished.	10%	10%

				2007 Goals
Goal	Rationale for Goal	Rationale for Target	Weight	Achieved

METC Operation Control Room Transition	Taking over METC’s transmission system operation was necessary to meet FERC’s deadline for METC’s independence and to ensure system reliability	2007 was ITC’s first year operating METC’s transmission system. ITC acquired METC in October 2006 and had only six months to complete the transition.	10%	10%
METC Field Operations Transition	Taking over METC’s field operations was necessary to meet FERC’s deadline for METC’s independence and to ensure system reliability.	2007 was ITC’s first year operating METC’s transmission system. ITC acquired METC in October 2006 and had only six months to complete the transition.	10%	10%
General and Administrative and Non-field Operation and Maintenance expense	Controlling general and administrative expenses is an important part of controlling rates charged to transmission customers.	Target is set to realize synergies across multiple operating subsidiaries while reflecting staffing and other administrative needs in existing business as well as increases due to acquisition of METC.	10%	10%
EBITDA(1)	EBITDA is an important measure of the Company’s current financial performance.	The 2007 EBITDA goal was 95% higher than 2006 actual performance.	10%	10%
Total			100%	85%

(1)	We define EBITDA as net income plus income taxes, depreciation and amortization expense and interest expense; and excluding allowance for equity funds used during construction and certain other items not related to operating performance, such as loss on extinguishment of debt.

Additionally, to further motivate management to provide value to shareholders, a performance factor was added for fiscal year 2007, under which NEOs’ annual bonus awards may be increased based on our total return to shareholders compared to the Dow Jones Utility Average Index companies. Based on our 2007 total return to shareholders, to the extent it was a positive number and ranked within the 50th to 100th percentile as compared to the companies that comprise the Dow Jones Utility Average Index, the performance factor to be applied to each NEO’s annual bonus award was in the range of 1.2 to 2.0. Our 2007 total return to shareholders was 42% which ranked in the 94th percentile compared to the Dow Jones Utility Average Index companies. This ranking equated to a performance factor of 2.0.

Bonuses are based on target bonus amounts, which for each employee is a percentage of his or her base salary. The Compensation Committee considers each individual’s job responsibilities and the results of its benchmarking analysis when determining target bonus levels. For 2007, target bonus levels were 125% of base salary for Mr. Welch and 100% of base salary for Ms. Blair and Messrs. Jipping, Oginsky and Rahill.

Based on the level at which the Company has achieved its bonus goals, bonuses are paid out to employees, at their target bonus levels according to the following formula:

Salary x Achievement of Corporate Goals (stated as a %) x Target Bonus (% of base salary)
= Annual Bonus Amount

Based on the level at which the Company has achieved its bonus goals and the company’s total return to shareholders compared to the Dow Jones Utility Average Index companies, bonuses are paid out to executives, including NEOs according to the following formula:

Salary x Achievement of Corporate Goals (stated as a %) x Target Bonus (% of base salary) x Performance Factor
= Annual Bonus Amount

For fiscal year 2008, the Compensation Committee approved corporate performance goals for the annual bonus award similar to prior years’ criteria, including the performance factor for NEOs.

On December 19, 2007, the Compensation Committee approved additional cash bonuses for substantially all employees, with the exception of Mr. Welch, in conjunction with the successful completion of the acquisition of the electric transmission assets of Interstate Power and Light Company, or the IPL assets, the integration of the IPL assets into the Company and the independent operation of the IPL assets. The total bonus award equaled the annual bonus award and is being paid in two equal installments. The first payment was made on December 31, 2007, in recognition of closing the acquisition. The second payment will be made upon successful integration of the IPL assets into the Company. Mr. Welch later received a bonus in the form of deferred stock units in connection with the acquisition of the IPL assets, as described below under “Equity-Based Grants.”

On February 8, 2006, the Compensation Committee approved the Executive Cash Bonus Agreement between the Company and Mr. Oginsky to offer him additional financial incentive to provide continuing services to the Company in lieu of the equity-based compensation previously received by other executive officers. The agreement provides that Mr. Oginsky will receive a cash bonus in the amount of $120,000 on August 1 of each of the years 2006, 2007, 2008 and 2009. The bonus for any year will not be payable if Mr. Oginsky’s employment has been terminated by him without “good reason” or by the Company for “cause” (each as defined in the Executive Cash Bonus Agreement) prior to August 1 of such year. If Mr. Oginsky’s employment is otherwise terminated, he is entitled to receive all unpaid bonus payments in a lump sum within 15 days after termination.

Equity-Based Grants

On August 15, 2007, the Compensation Committee approved grants of restricted stock and stock options to employees, including the NEOs, under the LTIP. The primary purpose of the LTIP is to encourage equity ownership among our employees, non-employee directors and consultants in order to align their interests with those of shareholders. The LTIP is designed to enhance our ability to attract, motivate and retain qualified managers and employees, and encourage strong performance. It also is designed to motivate future growth through individual performance and, in turn, strong Company performance. The amounts and terms of grants made under the LTIP are described in the narrative following the Grants of Plan-Based Awards Table in this proxy statement.

Awards under the LTIP were determined in the following manner. A total value for the award for each grantee was determined based on a percentage of salary. For the NEOs, the awards were targeted to be 220% of base salary for Mr. Welch and 70% of base salary for other NEOs. The target award value was then weighted between grants of restricted stock and options. For the NEOs, the awards were weighted as 20% restricted stock and 80% options for Mr. Welch, and 30% restricted stock and 70% options for the other NEOs. In determining the amounts of grants under the LTIP and the manner in which awards were identified, the Compensation Committee relied on comparisons to peer company long-term incentive plan grants, as well as amounts that it believes will motivate performance to achieve continued growth in our value.

On February 18, 2008, the Compensation Committee approved a bonus for Mr. Welch in recognition of the Company’s successful completion of the acquisition of the IPL assets in 2007. The amount of the bonus was $850,000, and will be paid in the form of 15,277 deferred stock units pursuant to the LTIP. The bonus was converted to units in accordance with the terms of the LTIP based on the closing price on February 15, 2008, the last trading date prior to the date of grant since there was no trading in our common stock on February 18, 2008. The deferred stock units will be paid in shares of our common stock in three equal annual installments beginning February 18, 2009 at the rate of one share per unit (subject to adjustment in accordance with the LTIP). Upon a change in control of the Company (as defined in the LTIP), the units will be immediately converted into the right to receive the number of shares of common stock for which units could then be settled and will be settled within 30 days of the change in control. All of Mr. Welch’s rights to the units became vested immediately upon grant and are not subject to forfeiture upon termination of employment or any other event. Mr. Welch has no voting rights with respect to the shares underlying the units until the shares become issued and outstanding upon settlement of the units. He does, however, have dividend equivalent rights with respect to the units such that he will receive additional deferred stock units with a fair market value equal to the cash dividends he would have received on the shares underlying the deferred stock units he holds if such underlying shares of common stock had been outstanding on the record date for the dividend. The additional units will be settled in shares of our common stock at the same time as the units on which the dividend equivalents were received. The units are not transferable by Mr. Welch, but the shares issued upon each settlement date will be immediately transferable.

Pension Benefits

As is common in our industry and as established pursuant to our initial formation requirements pursuant to the acquisition agreement with DTE Energy for ITCTransmission, we maintain a tax-qualified defined benefit retirement plan for eligible employees, comprised of a traditional pension component and a cash balance component. All employees, including the NEOs, participate in either the traditional component or the cash balance component. We have also established two supplemental nonqualified, noncontributory retirement benefit plans for selected management employees: the MSBP, in which only Mr. Welch participates; and the Executive Supplemental Retirement Plan, or ESRP, in which all other NEOs participate. The plans provide for benefits that supplement those provided by our qualified defined benefit retirement plan. Benefits payable to the NEOs pursuant to the pension plan are set by the terms of that plan. The Compensation Committee exercises no regular discretionary authority in the determination of benefits. The pension plan may be modified, amended or terminated at any time, although no such action may reduce a NEO’s earned benefits and, with regard to the MSBP, changes must generally be agreed to by Mr. Welch. See Pension Benefits in this proxy statement for information regarding participation by the NEOs in our pension plan as well as a description of the terms of the plans.

Effective January 1, 2007, the Savings and Investment Plan was amended to clarify the conditions and procedures pursuant to which additional contributions will be made for executives pursuant to the plan’s executive defined contribution feature.

Benefits and Perquisites

The NEOs participate in a variety of benefits programs, which are designed to enable us to attract and retain our workforce in a competitive marketplace. These programs include our Savings and Investment Plan, which consists of a 401(k) component, a matching contribution component and a component that provides additional benefits for certain executives (“executive defined contribution plan”).

Our NEOs are provided a limited number of perquisites in addition to benefits provided to our other employees. The purpose of these perquisites is to minimize distractions from the NEOs’ attention to important Company initiatives, to facilitate their access to work functions and personnel, and to encourage interactions among NEOs and others within professional, business and local communities. NEOs are provided perquisites such as auto allowance, financial, estate and legal planning, income tax return preparation, annual physical, club memberships, personal liability insurance, and relocation assistance, as well as reimbursements for income taxes related to the inclusion of the value of the payment by the Company of these perquisites. Additionally, we own aircraft to facilitate the business travel schedules of our executives and other employees, particularly to locations that do not provide efficient commercial flight schedules. Mr. Welch and guests traveling with him are permitted to travel for personal business on our aircraft, with an annual limit on total incremental expense to the Company of $60,000 for such personal travel. In 2007, the Compensation Committee reviewed market data showing the prevalence of various perquisites in American industry. These perquisites are further discussed in footnote 6 to the Summary Compensation Table in this proxy statement.

Potential Severance Compensation

Pursuant to employment agreements with each NEO, each NEO is entitled to certain benefits and payments upon a termination of his or her employment. Benefits and payments to be provided vary based on the circumstances of the termination. The Compensation Committee believes it is important to provide this protection in order to ensure our NEOs will remain engaged and committed to us during an acquisition of the Company or other transition in management. See Employment Agreements and Potential Payments Upon Termination or Change in Control in this proxy statement for further detail on these employment agreements, including a discussion of the compensation to be provided upon termination or a change in control.

In addition to severance benefits identified in their employment agreements, NEOs are eligible to receive certain payments or benefits due to a termination of employment or change in control of the Company, which would be related to grants made under the 2003 Plan, the LTIP, or our benefits plans. The NEOs’ eligibility for such payments or benefits are as identified in the descriptions of those plans in this proxy statement.

Deductibility of Executive Compensation

Section 162(m) of the Code restricts the deductibility of executive compensation paid to a company’s chief executive officer and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1,000,000 in annual compensation (including gain from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m). In general, our equity-based and incentive compensation plans are designed to cause compensation realized in connection with the plans to comply with these conditions and be exempt from the Section 162(m) restriction on deductibility, to the extent permissible.

Other components of our compensation program may result in payments from time to time that would be subject to the restriction on deductibility, but we do not believe the effect of the restriction on us is currently material or that further action to qualify compensation for deductibility is necessary at this time. It may be appropriate to exceed the limitations on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that is consistent with the best interests of us and our shareholders, and we reserve the authority to approve non-deductible compensation in appropriate circumstances. We continue to evaluate from time to time the advisability of qualifying future executive compensation programs for exemption from the Section 162(m) restriction on deductibility.

Stock Ownership Guidelines

In furtherance of our objective to align the interests of management with shareholders, effective August 16, 2006, the Compensation Committee adopted stock ownership guidelines applicable to executive officers. Under these guidelines, executive officers, including NEOs, must meet the applicable stock ownership guideline by the later of August 16, 2011 or the fifth anniversary of when the guidelines first become applicable to the individual. The guidelines require ownership of shares of our common stock valued at five times annual salary in the case of the chief executive officer, three times annual salary in the case of senior vice presidents and two times annual salary in the case of other executive officers. The Compensation Committee determined the ownership levels in reliance on comparisons to peer company stock ownership guideline policies. Shares issuable upon exercise of vested in-the-money stock options, shares (including shares of restricted stock) owned directly, shares owned through various employee benefit plans and shares previously owned by executives but placed in trust for family members count towards the ownership threshold. Stock ownership positions could be considered as a factor in promotion or succession decisions and failure to maintain the applicable minimum ownership threshold may result in payment of only a portion of annual incentives in our common stock or other action by the Compensation Committee. Restricted stock awards may not be sold after vesting unless the individual is in compliance with the applicable ownership guideline, subject to hardship exceptions approved by the chief executive officer (or by the Compensation Committee, in the case of an exception to be approved on behalf of the chief executive officer). The Compensation Committee may modify, amend, waive, suspend or rescind any aspect of the guidelines at any time. Each of the NEOs is in compliance at this time with the stock ownership guidelines.

Compensation Committee Report

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management and, based on the review and discussions with management, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

LEE C. STEWART	EDWARD G. JEPSEN	RICHARD D. MCLELLAN	G. BENNETT STEWART

Summary Compensation

The following table provides a summary of compensation paid or accrued by the Company and its subsidiaries to or on behalf of the NEOs for services rendered by them during 2007 and 2006, as required by SEC rules and regulations. As stated in the Compensation Discussion and Analysis section of this proxy statement, the NEOs received certain amounts disclosed as compensation below but which are tied to and result from personal investments and assumed risks, and other arrangements, made while the Company was privately held (referred to throughout this proxy statement as Pre-IPO Related Amounts). Footnote 1 to this Summary Compensation Table identifies amounts considered by the Compensation Committee to be Pre-IPO Related Amounts, which the Compensation Committee does not consider part of NEOs’ normal compensation. Footnote 1 also shows compensation paid to the NEOs in 2007 and 2006, excluding Pre-IPO Related Amounts, which the Compensation Committee considers NEOs’ normal compensation.

Summary Compensation Table (1)

							Change in
							Pension
							Value & Non-
						Non-Equity	qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
			Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name	Year	Salary ($)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Joseph L. Welch,	2007	$512,231	$1,569,810	$40,866	$412,276	$1,232,500	$1,030,663	$90,007	$4,888,353
President, CEO, Treasurer & Director	2006	$389,404	$992,705	$8,000	$748,576	$400,000	$1,566,826	$73,415	$4,178,926
Edward M. Rahill,	2007	$247,116	$457,104	$13,192	$64,571	$425,000	$87,223	$57,602	$1,351,808
SVP, Finance & CFO	2006	$206,962	$218,332	$3,674	$124,082	$168,000	$65,192	$53,789	$840,031
Linda H. Blair,	2007	$257,275	$455,640	$12,330	$74,091	$448,800	$41,069	$53,451	$1,342,656
EVP & CBO	2006	$180,394	$205,451	$3,212	$130,667	$146,800	$34,651	$44,666	$745,841
Jon E. Jipping,	2007	$256,458	$283,918	$11,973	$46,432	$448,800	$56,190	$49,293	$1,153,064
EVP & COO	2006	$165,865	$122,725	$3,064	$67,657	$140,000	$37,108	$35,877	$572,296
Daniel J. Oginsky,	2007	$194,627	$368,814	$8,546	$35,159	$336,600	$28,434	$40,059	$1,012,239
VP & General Counsel	2006	$147,692	$240,240	$2,324	$112,044	$62,000	$33,024	$16,180	$613,504

(1)	As described more fully in the Compensation Discussion and Analysis — Exclusion of Pre-IPO Related Amounts from Normal Compensation Amounts section of this proxy statement, certain compensation amounts disclosed in this table include amounts that are tied to and result from personal investments and arrangements made when the Company initiated its operations and prior to becoming a public company (the Pre-IPO Related Amounts). The arrangements continue to be in effect in 2007 and produce amounts and values that are treated as legacy amounts from the pre-IPO period. The following two tables show, first, a breakdown of the Pre-IPO Related Amounts and, second, compensation for NEOs after excluding the Pre-IPO Related Amounts.

Pre-IPO Related Amounts

				Change in
				Pension
				Value & Non-
				qualified
				Deferred
			Option	Compensation
		Bonus	Awards	Earnings
Name	Year	($)	($)	($)	Total ($)

Joseph L. Welch	2007	$1,569,810	$193,361	$279,853	$2,043,024
	2006	$992,705	$193,361	$829,134	$2,015,200
Edward M. Rahill	2007	$350,853	$24,886	—	$375,739
	2006	$168,332	$24,886	—	$193,218
Linda H. Blair	2007	$343,440	$36,654	—	$380,094
	2006	$165,451	$36,654	—	$202,105
Jon E. Jipping	2007	$171,718	$18,327	—	$190,045
	2006	$82,725	$18,327	—	$101,052
Daniel J. Oginsky	2007	$164,664	—	—	$164,664
	2006	$70,240	—	—	$70,240

Compensation After Excluding Pre-IPO Related Amounts

							Change in
							Pension
							Value &
						Non-Equity	Non-qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)

Joseph L. Welch	2007	$512,231	—	$40,866	$218,915	$1,232,500	$750,810	$90,007	$2,845,329
	2006	$389,404	—	$8,000	$555,215	$400,000	$737,692	$73,415	$2,163,726
Edward M. Rahill	2007	$247,116	$106,251	$13,192	$39,685	$425,000	$87,223	$57,602	$976,069
	2006	$206,962	$50,000	$3,674	$99,196	$168,000	$65,192	$53,789	$646,813
Linda H. Blair	2007	$257,275	$112,200	$12,330	$37,437	$448,800	$41,069	$53,451	$962,562
	2006	$180,394	$40,000	$3,212	$94,013	$146,800	$34,651	$44,666	$543,736
Jon E. Jipping	2007	$256,458	$112,200	$11,973	$28,105	$448,800	$56,190	$49,293	$963,019
	2006	$165,865	$40,000	$3,064	$49,330	$140,000	$37,108	$35,877	$471,244
Daniel J. Oginsky	2007	$194,627	$204,150	$8,546	$35,159	$336,600	$28,434	$40,059	$847,575
	2006	$147,692	$170,000	$2,324	$112,044	$62,000	$33,024	$16,180	$543,264

(2)	The compensation amounts reported in this column reflect special bonus awards under the Special Bonus Plan. Such bonuses are awarded at the sole discretion of the Compensation Committee. Special bonuses awarded by the Compensation Committee to date have been equal to per share dividend amounts paid by the Company multiplied by the number of options granted in 2003 and 2005 that continue to be held by plan participants. Special bonuses awarded under the Special Bonus Plan in 2006 include a vested portion paid directly to the executive and an unvested portion that was held in an account for the executive. The November 2007 amendments to the Special Bonus Plan provided that all previously awarded but unvested special bonus amounts would be immediately vested and paid, and that any future special bonus amounts awarded would be vested and paid at the time of the award. Both vested and unvested amounts are reflected in the year earned without regard to vesting. In addition to the Special Bonus Plan awards, NEOs other than Mr. Welch received a discretionary bonus in recognition of the integral role they played in the successful acquisition and integration of METC during 2006 and the successful acquisition of the IPL assets during 2007. Mr. Oginsky’s bonus pursuant to the Executive Cash Bonus Agreement is also included for both 2007 and 2006. Each of these bonuses is set forth in the following table under Other Bonuses:

		Special Bonus		Other	Total
		Vested	Unvested	Bonuses	Bonus
Name	Year	($)	($)	($)	($)

Joseph L. Welch	2007	$1,569,810	—	—	$1,569,810
	2006	$682,295	$310,410	—	$992,705
Edward M. Rahill	2007	$350,854	—	$106,250	$457,104
	2006	$70,884	$97,448	$50,000	$218,332
Linda H. Blair	2007	$343,440	—	$112,200	$455,640
	2006	$70,589	$94,862	$40,000	$205,451
Jon E. Jipping	2007	$171,718	—	$112,200	$283,918
	2006	$35,296	$47,429	$40,000	$122,725
Daniel J. Oginsky	2007	$164,664	—	$204,150	$368,814
	2006	$17,022	$53,218	$170,000	$240,240

(3)	The amounts reported in this column represent amounts that have been amortized in our 2007 and 2006 financial statements in connection with stock option and restricted stock awards previously granted to the NEOs under the LTIP and our 2003 Stock Purchase and Option Plan for Key Employees, which excludes any forfeiture reserves recorded for these awards. Awards are grant date values amortized over the requisite vesting period (five years for stock options and restricted stock). The amounts are based on the grant date fair value of the award pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (“FAS 123R”). The grant date present value of the stock options was determined in accordance with FAS 123R using a Black-Scholes option pricing model. The options have a term of 10 years from date of grant, with a remaining future life of 9.6 years for 2007 grants and 8.6 years for 2006 grants. Weighted average assumption used in the valuation of the 2007 options include an expected volatility of 21.3%, a risk-free interest rate of 4.47%, an expected life of 6 years, an expected dividend yield of 2.71%, and an underlying share price of $42.82 per share. The 2007 restricted stock awards are recorded at fair value at the date of grant, which is equivalent to the underlying share price of $42.82 per share. Weighted average assumption used in the valuation of the 2006 options include an expected volatility of 22.2%, a risk-free interest rate of 4.82%, an expected life of 6.0 years, an expected dividend yield of 3.33%, and an underlying share price of $33.00 per share. The 2006 restricted stock awards are recorded at fair value at the date of grant, which is equivalent to the underlying share price of $33.00 per share.

(4)	The amounts reported in this column reflect cash awards tied to the achievement of annual Company performance goals under our bonus plan in effect for each of 2007 and 2006. Each year, the Compensation Committee sets the targets for bonuses as well as the appropriate financial and operational metrics. For 2006, the Committee selected earnings before interest, taxes, depreciation and amortization; capital project plan, safety, outage frequency and field and non-field O&M. For 2007, the Committee added priority maintenance activities to the above list. Actual payouts ranged between 100% and 125%, times the performance factor of 2.0, for 2007 and between 80% and 100% of base salary for 2006.

(5)	All amounts reported in this column pertain to the tax-qualified defined benefit pension plan and two supplemental nonqualified, noncontributory retirement plans maintained by the Company. None of the income on nonqualified deferred compensation was above-market or preferential.

(6)	All Other Compensation includes amounts for auto allowance, financial, estate and legal planning, income tax return preparation, annual physical, club memberships, personal liability insurance, relocation assistance, personal use of company aircraft (for Mr. Welch only), and for other benefits such as Company contributions on behalf of the NEOs pursuant to the 401(k) and executive defined contribution plan components of the Savings and Investment Plan, as well as reimbursements for income taxes related to the inclusion of the value of the payment by the Company of these perquisites. Perquisites have been valued for purposes of these tables on the basis of the aggregate incremental cost to the Company. These benefits and perquisites for 2007 and 2006 are itemized in the table below as required by applicable SEC rules.

			Executive
			Defined
			Contribution
			Plan —
		401(k)	Employer	Tax	Other
Name	Year	Match	Contribution	Reimbursements	Benefits	Total

Joseph L. Welch	2007	$13,500	$11,303	$11,147	$54,057	$90,007
	2006	$13,200	$15,800	$9,469	$34,946	$73,415
Edward M. Rahill	2007	$13,500	$11,303	$7,879	$24,920	$57,602
	2006	$13,200	$15,800	$4,570	$20,219	$53,789
Linda H. Blair	2007	$12,250	$11,303	$6,699	$23,199	$53,451
	2006	$11,900	—	$7,780	$24,986	$44,666
Jon E. Jipping	2007	$12,250	$11,303	$4,765	$20,975	$49,293
	2006	$11,900	—	$4,035	$19,942	$35,877
Daniel J. Oginsky	2007	$12,250	$11,303	$3,756	$12,750	$40,059
	2006	$4,292	—	$1,457	$10,430	$16,179

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to a NEO during 2007.

Grants of Plan-Based Awards Table

					All Other	All Other		Grant
					Stock	Option	Exercise	Date Fair
					Awards:	Awards:	or Base	Value of
					Number of	Number of	Price of	Stock and
					Shares of	Securities	Option	Option
	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Stock or	Underlying	Awards	Awards
Name	Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Units (#)	Options(#)	($/Sh)	($)(2)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)

Joseph L. Welch	8/15/2007	—	—	—	6,072	80,959	$42.82	$995,200
		—	$725,000	$1,450,000	—	—	—	—
Edward M. Rahill	8/15/2007	—	—	—	1,226	9,536	$42.82	$139,095
		—	$250,000	$500,000	—	—	—	—
Linda H. Blair	8/15/2007	—	—	—	1,295	10,070	$42.82	$146,899
		—	$264,000	$528,000	—	—	—	—
Jon E. Jipping	8/15/2007	—	—	—	1,295	10,070	$42.82	$146,899
		—	$264,000	$528,000	—	—	—	—
Daniel J. Oginsky	8/15/2007	—	—	—	832	6,474	$42.82	$94,417
		—	$198,000	$396,000	—	—	—	—

(1)	The compensation reported reflects the annual cash awards tied to the achievement of annual Company performance goals under our 2007 bonus plan. The target payout for 2007 was set at 125% of base salary for Mr. Welch and 100% of base salary for the other NEOs. Additionally, a performance factor was added for fiscal year 2007, under which NEOs’ annual bonus awards could be increased based on our total return to shareholders compared to the Dow Jones Utility Average Index. The actual bonus payments earned were based on an achievement of bonus targets of 85% and the performance factor of 2.0. Actual dollar amounts are disclosed and reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. Plan awards were earned in 2007 and paid in February 2008. For more information regarding the corporate goals for 2007, see Compensation Discussion and Analysis — Cash Components of Compensation — Bonus Compensation in this proxy statement.

(2)	Grant Date Fair Value consists of stock options and restricted stock awarded under the LTIP with a grant date of August 15, 2007. Stock options vest 20% on August 15 of each year over a five year period beginning August 15, 2008. Grant date present value of the stock options was determined in accordance with FAS 123R using a Black-Scholes option pricing model. The options have a term of 10 years from date of grant, with a remaining future life of 9.6 years. Weighted average assumptions used in the valuation of the options include an expected volatility of 21.3%, a risk-free interest rate of 4.47%, an expected life of 6 years, an expected dividend yield of 2.71%, and an underlying share price of $42.82 per share. The restricted stock awards are recorded at fair value at the date of grant, which is equivalent to the underlying share price of $42.82 per share.

The Compensation Committee may grant stock options, restricted stock, restricted stock units and performance based awards in the form of equity or cash under the LTIP with the terms of each award set forth in a written agreement with the recipient. Grants made in 2007 to the NEOs under the LTIP were made pursuant to terms stated in a restricted stock award agreement and an option agreement.

The restricted stock award agreements provide that, so long as the grantee remains employed by us, the restricted stock fully vests upon the earlier of (i) the fifth anniversary of the grant date, (ii) the grantee’s death or permanent disability, or (iii) a “change in control” (as defined in the LTIP). If the grantee’s employment is terminated for any reason other than death or disability prior to the restricted stock becoming fully vested, the grantee forfeits the restricted stock, unless otherwise determined by the Compensation Committee. The restricted stock agreement also provides that restricted stock issued to the grantee may not be transferred by the grantee in any manner prior to vesting. Grantees otherwise have all rights of holders of our common stock, including voting rights and the right to receive dividends.

The option agreements provide that the options become exercisable in five equal annual installments beginning on the one year anniversary of the grant date so long as the grantee remains employed by us. The options become fully exercisable immediately upon (i) the grantee’s death or permanent disability or (ii) upon a “change in control” (as defined in the LTIP). The Compensation Committee has the right to accelerate vesting or extend the time for exercise. The exercise price of the options is the fair market value per share of our common stock on the grant date. The grantee may pay the exercise price in cash, with previously acquired shares that have been held at least six months or pursuant to a broker-assisted cashless exercise method. The stock options will expire 10 years after the grant date and will immediately terminate to the extent not yet exercisable if the grantee’s employment with us is terminated for any reason other than death or disability. If the grantee’s employment is terminated other than due to death or disability on or after the date the options first become exercisable, then the grantee has the right to exercise the option for three months after termination of employment to the extent exercisable on the date of termination. If the grantee’s employment terminates due to death or disability, the grantee or the grantee’s estate has the right to exercise the option at any time during the remaining term to the extent it was not previously exercised. The option agreement also provides that options issued to the grantee may not be transferred by the grantee except pursuant to a will or the applicable laws of descent and distribution or transfers to which the Compensation Committee has given prior written consent. Until the issuance of shares of stock pursuant to the exercise of stock options, holders of stock options granted under the option agreement have no rights of holders of our common stock.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to unexercised options and shares of stock that have not vested as of the end of 2007 held by the NEOs.

Outstanding Equity Awards at Fiscal Year-End Table

	Number of	Number of
	Securities	Securities
	Underlying	Underlying			Number of Shares or		Market Value of
	Unexercised Options	Unexercised Options	Option Exercise	Option Expiration	Units of Stock That		Shares or Units of
Name	(#) Exercisable(1)	(#) Unexercisable(1)	Price ($)	Date	Have Not Vested (#)		Stock That Have Not
(a)	(b)	(c)	(e)	(f)	(g)		Vested ($) (2) (h)

Joseph L. Welch	481,421	120,357	$7.48	2/28/2013	—		—
	128,667	193,002	$23.00	7/25/2015	—		—
	7,757	31,031	$33.00	8/16/2016	—		—
	—	80,959	$42.82	8/15/2017	—		—
					2,909	(3)	$164,126
					6,072	(4)	$342,582
Edward M. Rahill	80,236	20,060	$7.48	2/9/2014	—		—
	22,516	33,776	$23.00	7/25/2015	—		—
	2,078	8,316	$33.00	8/16/2016	—		—
	—	9,536	$42.82	8/15/2017	—		—
					1,336	(3)	$75,377
					1,226	(4)	$69,171
Linda H. Blair	80,236	20,060	$7.48	4/15/2013	—		—
	21,444	32,168	$23.00	7/25/2015	—		—
	1,816	7,266	$33.00	8/16/2016	—		—
	—	10,070	$42.82	8/15/2017	—		—
					1,168	(3)	$65,899
					1,295	(4)	$73,064
Jon E. Jipping	40,118	10,030	$7.48	4/15/2013	—		—
	10,722	16,084	$23.00	7/25/2015	—		—
	1,732	6,930	$33.00	8/16/2016	—		—
	—	10,070	$42.82	8/15/2017	—		—
					1,114	(3)	$62,852
					1,295	(4)	$73,064
Daniel J. Oginsky	35,283	30,056	$23.00	7/25/2015
	1,315	5,261	$33.00	8/16/2016	—		—
	—	6,474	$42.82	8/15/2017	—		—
					845	(3)	$47,675
					832	(4)	$46,941

(1)	Each option has a ten year life. With the exception of options granted to Mr. Oginsky on July 25, 2005, all options vest in five equal annual installments, beginning on the first anniversary of the grant date. Of the options granted to Mr. Oginsky on July 25, 2005, 14% vested immediately, with 20% vesting on the first four anniversaries of the grant date and the remaining unvested options vesting on the fifth anniversary of the grant date.

(2)	Value was determined by multiplying the number of shares that have not vested by the closing price of our common stock as of December 31, 2007 ($56.42 per share).

(3)	The outstanding shares of restricted stock vest five years after the date of the grant, which was August 16, 2006.

(4)	The outstanding shares of restricted stock vest five years after the date of the grant, which was August 15, 2007.

Equity grants made to NEOs in 2007 were made pursuant to the LTIP. The terms of these grants are described above in the narrative discussion accompanying the Grants of Plan-Based Awards Table.

Prior to 2006, we awarded equity-based compensation under the 2003 Stock Purchase and Option Plan, which was established in 2003 and amended in 2005, with approval of our shareholders. The plan provides for the granting of equity awards, which have consisted of the right to purchase shares of common stock as well as the right to receive grants of restricted common stock and options to purchase shares of common stock. The Compensation Committee administers the plan.

Restricted stock granted under the 2003 Stock Purchase and Option Plan is granted pursuant to a Management Stockholder’s Agreement and a restricted stock award agreement. Under those agreements, the restricted stock grants generally vest five years after the date of grant, assuming the grantee continues to be employed by us or any of our subsidiaries during such time. Restricted stock becomes 100% vested immediately upon a change of ownership of the Company (as defined in the 2003 Stock Purchase and Option Plan). In addition, restricted stock will become vested upon termination of the recipient’s employment with us if termination is by the Company without cause or by the recipient for good reason (as such terms are defined in the restricted stock award agreements). However, if the recipient’s employment is terminated due to the recipient’s death or permanent disability (as defined in the restricted stock award agreements), any unvested restricted stock will only become vested in increments of 20% of such stock in respect of each anniversary of the date of the grant on which the recipient was employed by us prior to his or her death or permanent disability. Certain executive officers have restricted stock award agreements which provide for unvested restricted stock to become 100% vested if his or her employment is terminated due to death or permanent disability. If the recipient’s employment is terminated by the Company for cause or by the recipient without good reason, any unvested restricted shares will be forfeited.

Options granted under the 2003 Stock Purchase and Option Plan are granted pursuant to a Management Stockholder’s Agreement and a stock option agreement. The options generally vest and become exercisable at the rate of 20% per year over five years beginning one year after grant, assuming the recipient of the option continues to be employed during such time by us or any of our subsidiaries, and expire on the tenth anniversary of the date of the grant. In addition, the options automatically become exercisable immediately prior to a change of ownership of the Company (as defined in the 2003 Stock Purchase and Option Plan) as to 100% of the shares subject to the option. The options expire earlier in the event of the termination of the option holder’s employment, certain change in ownership events, or a termination of the option pursuant to the Management Stockholder’s Agreement.

In addition to the vesting terms described above, pursuant to “piggyback” rights, the Management Stockholder’s Agreement (for grants made by us prior to November 16, 2005) provides that a grantee of restricted stock or options under the 2003 Stock Purchase and Option Plan may sell shares of restricted stock and shares underlying then exercisable options in an offering conducted by ITHLP, notwithstanding other vesting requirements and transfer restrictions.

ITHLP elected to sell shares in a secondary offering with the IPO in 2005. At that time, each of the NEOs waived his or her right to exercise “piggyback” rights, and in exchange received a grant of options on July 25, 2005 under the 2003 Stock Purchase and Option Plan. The options granted to each NEO at that time expire in July 2015 and are listed in the Outstanding Equity Awards at Fiscal Year-End Table.

In 2006, ITHLP again elected to sell shares in a secondary offering as part of the Company’s equity offering that closed on October 10, 2006. At that time, in exchange for waiving “piggyback” rights, certain restricted shares held by Ms. Blair and Mr. Jipping vested.

In February 2007, ITHLP elected to sell its remaining shares in a secondary offering. At that time, in exchange for waiving “piggyback” rights, certain restricted shares held by Ms. Blair and Mr. Jipping vested. The shares that vested at that time are listed in the Option Exercises and Stock Vested Table in this proxy statement.

The Management Stockholder’s Agreement contains certain additional provisions that are binding on the parties, including the NEOs. We may repurchase common stock and exercisable options to purchase our common stock subject to the Management Stockholder’s Agreement held by a NEO upon the termination of that NEO’s employment with the Company if the termination occurs prior to the fifth anniversary of our IPO at various repurchase prices that are equal to or less than the fair market value per share of the common stock being repurchased. In addition, each NEO is generally prohibited from effecting any public sale or distribution of shares of common stock not covered by a registration statement within the period between seven days before and 180 days after, the effective date of a registration statement (or, if later, the date of the public offering pursuant to the registration statement) in connection with a public offering of capital stock of the Company with respect to shares covered by the Management Stockholder’s Agreement. For so long as the NEO is employed by us and for a period of one year thereafter, the NEO is subject to covenants not to be engaged in or have financial interest in any business which competes with any business of the Company; or solicit our customers or clients to terminate their relationship with us or otherwise compete with any business of the Company; or solicit or offer employment to any person who has been employed by us at any time during the 12 months immediately preceding the termination of the NEO’s employment. Also, the NEO may not disclose or use at any time any confidential information pertaining to the business of the Company, except when required to perform his or her duties to the Company, by law or judicial process.

Option Exercises and Stock Vested

The following table provides information with respect to options exercised by the NEOs during 2007 and shares of restricted stock held by the NEOs that have vested as of the end of 2007.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Number of Shares
	Number of Shares	Value Realized on	Acquired on	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
(a)	(b)	(c)	(d)	(e)

Joseph L. Welch	—	—	—	—
Edward M. Rahill	—	—	—	—
Linda H. Blair(1)	—	—	4,291	$188,804
Jon E. Jipping(1)	—	—	1,019	$44,836
Daniel J. Oginsky

(1)	Restricted stock vesting reflects the value realized based upon the closing price of our common stock as of February 12, 2007 ($44.00 per share). Vesting occurred in connection with the waiver of “piggyback” registration rights the holders had with respect to the registration of our common stock in February 2007.

Pension Benefits

The following table provides information with respect to each pension benefit plan that provides for payments or other benefits at, following or in connection with retirement. Those plans are the International Transmission Company Retirement Plan (the “Qualified Plan”), the MSBP and the ESRP.

Pension Benefits Table

			Estimated Present
		Number of Years	Value of
		Credited Service	Accumulated Benefit
Name	Plan Name	(#)(1)	($)(2)
(a)	(b)	(c)	(d)

Joseph L. Welch	Cash Balance Component	4.83	$75,043
	Special Annuity Credit	4.83	$583,848
	Total Qualified Plan		$658,891
	MSBP	36.92	$5,818,104
Edward M. Rahill	Traditional Component	8.83	$219,743
	ESRP Shift	4.83	$77,264
	Total Qualified Plan		$297,007
	ESRP	4.83	$79,327
Linda H. Blair	Cash Balance Component	13.58	$79,153
	ESRP Shift	4.83	$19,026
	Total Qualified Plan		$98,179
	ESRP	4.83	$95,037
Jon E. Jipping	Traditional Component	17.00	$160,718
	Total Qualified Plan		$160,718
	ESRP	2.17	$64,392
Daniel J. Oginsky	Cash Balance Component	3.17	$37,548
	Total Qualified Plan		$37,548
	ESRP	3.17	$62,640

(1)	Credited service is estimated as of December 31, 2007 and represents the service reflected in the determination of benefits. For determining vesting, service with DTE Energy is counted for all plans shown in the table except for the ESRP, as explained below.

For the NEOs other than Messrs. Welch and Oginsky, the credited service for the traditional and cash balance components of the Qualified Plan include service with DTE Energy. The Company began operations on February 28, 2003, following its acquisition of ITCTransmission from DTE Energy. As of that date, the benefits from DTE Energy’s qualified plan that had accrued, as well as the associated assets from DTE Energy’s pension trust, were transferred to the Company’s plan. Therefore, even though DTE Energy service is included in determining the benefits under the traditional and cash balance components of the Qualified Plan, the benefits associated with this additional service do not represent a benefit augmentation, but rather a transfer of benefit liability and associated assets from DTE Energy’s qualified plan to the Qualified Plan. With respect to the ESRP and the ESRP shift component of the Qualified Plan, credited service includes Company service only for the period during which the NEO was an ESRP participant.

Mr. Welch’s credited service for the Qualified Plan only includes service with the Company because he retired under DTE Energy’s qualified plan concurrent with commencing employment with the Company. As a result, unlike the other NEOs, his benefits under DTE Energy’s qualified plan were not transferred to the Qualified Plan. Mr. Welch also retired under DTE Energy’s Management Supplemental Benefit Plan, though with lower benefits than he would have earned with additional service. In order to keep Mr. Welch whole, the Company agreed to establish its MSBP such that benefits would be calculated including service with DTE Energy, with the resulting amount offset by the benefits he is receiving from DTE Energy. We estimate that $3.5 million of the Estimated Present Value of Accumulated Benefit is the value of the augmentation of benefits resulting from including Mr. Welch’s 32 years of service with DTE Energy. This estimate excludes the impact of Pre-IPO Related Amounts. Including Pre-IPO Related Amounts in the calculation of Mr. Welch’s MSBP benefit resulted in an estimated benefit augmentation of an additional $2.0 million.

(2)	The “Estimated Present Value of Accumulated Benefit” is the estimated lump-sum equivalent value measured as of September 30, 2007 (the “measurement date” used for financial accounting purposes) of the benefit that was earned as of that date. Certain benefits are payable as an annuity only, not as a lump sum, and/or may not be payable for several years in the future. The values reflected are based on several assumptions. The date at which the present values were estimated was September 30, 2007, which was the date as of which calculations were performed for financial accounting purposes. The rate at which future expected benefit payments were discounted in calculating present values was 6.19%, the same rate used for fiscal year 2007 financial accounting. The future annual earnings rate on account balances under the cash balance and ESRP shift components of the Qualified Plan, and for ESRP benefits, was assumed to be 5.0%.

We assumed no NEOs would die or become disabled prior to retirement, or terminate employment with us prior to becoming eligible for benefits unreduced for early retirement. The assumed retirement age for each executive was generally the earliest age at which benefits unreduced for early retirement were available under the respective plans. For the traditional component of the defined benefit plan, that age is the earlier of (1) age 58 with 30 years of service (including service with DTE Energy), or (2) age 60 with 15 years of service. For consistency, we generally use the same assumed retirement commencement age for other benefits, including benefits expressed as an account value where the concept of benefit reductions for early retirement is not meaningful. The assumed retirement benefit commencement ages for the respective NEOs were as follows:

•	Mr. Welch: Age 60 for MSBP benefits, age 58 for Qualified Plan benefits

•	Mr. Rahill: Age 60

•	Ms. Blair: Age 58

•	Mr. Jipping: Age 58

•	Mr. Oginsky: Age 58

Post-retirement mortality was assumed to be in accordance with the RP-2000 table projected for future mortality improvements to 2010 using Scale AA. Benefits under the traditional component of the Qualified Plan were assumed to be paid as a monthly annuity payable for the lifetime of the employee. Under the MSBP, benefits are payable for Mr. Welch’s life with a minimum payment period of 15 years guaranteed. For all other benefits, payment was assumed to be as a single lump sum, although other actuarially equivalent forms are available.

We maintain one tax-qualified noncontributory defined benefit pension plan and two supplemental nonqualified, noncontributory defined benefit retirement plans. First, we maintain the Qualified Plan, which provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. Generally, all of our salaried employees, including the NEOs, are eligible to participate.

Second, we maintain the MSBP, in which Mr. Welch is the only participant. The MSBP provides additional retirement benefits that are not tax-qualified.

Third, we maintain the ESRP, in which Ms. Blair and Messrs. Rahill, Jipping and Oginsky participate. The ESRP provides additional retirement benefits which are not tax qualified.

The following describes the Qualified Plan, the MSBP, and the ESRP, and pension benefits provided to the NEOs under those plans.

Qualified Plan

There are two primary retirement benefit components of the Qualified Plan. Each NEO earns benefits from the Company under only one of these primary components.

Because our first operating utility subsidiary was acquired from DTE Energy, a component of the Qualified Plan bears relation to the DTE Energy Corporation Retirement Plan (the “DTE Plan”). Generally, persons who were participants in the “traditional component” of the DTE Plan as of February 28, 2003 (the date ITCTransmission was acquired from DTE Energy) earn benefits under the traditional component of our Qualified Plan. All other participants earn benefits under the cash balance component. Mr. Welch began receiving retirement benefits under the traditional component of the DTE Plan before beginning his employment with us, and is earning benefits under the cash balance component of the Qualified Plan. In addition to the traditional and cash balance components, Mr. Welch earns a special annuity credit described below, and Mr. Rahill and Ms. Blair, have benefits under the ESRP shift, also described below.

Benefits under the Qualified Plan are funded by an irrevocable tax-exempt trust. A NEO’s benefit under the Qualified Plan is payable from the assets held by the tax-exempt trust.

NEOs become fully vested in their normal retirement benefits described below with 5 years of service, including service with DTE Energy, or upon attainment of the plan’s normal retirement age of 65. If a NEO terminates employment with less than 5 years, the NEO is not vested in any portion of his or her benefit. Effective January 1, 2008, the vesting period was revised from 5 years to 3 years of service.

Traditional Component of Qualified Plan

Messrs. Rahill and Jipping participate in the traditional component of the Qualified Plan. The benefits are determined under the following formula, stated as an annual single life annuity payable in equal monthly installments at the normal retirement age of 65: 1.5% times average final compensation times credited service up to 30 years, plus 1.4% times average final compensation times credited service in excess of 30 years. Credited Service includes service with DTE Energy. Although benefits under the formula are defined in terms of a single life annuity, other annuity forms (e.g., joint and survivor benefits) are available that have the same actuarial value as the single life annuity benefit. The benefits are not payable in the form of a lump sum.

Average final compensation is equal to one-fifth of the NEO’s salary (excluding any bonuses or special pay) during the 260 consecutive weeks of credited service that results in the highest average.

Benefits provided under the Qualified Plan are based on compensation up to a compensation limit under the Internal Revenue Code (which was $225,000 in 2007, and is indexed in future years). In addition, benefits provided under the Qualified Plan may not exceed a benefit limit under the Internal Revenue Code (which was $180,000 payable as a single life annuity beginning at normal retirement age in 2007).

NEOs may retire with a reduced benefit as early as age 45 after 15 years of credited service. If a NEO has 30 years of credited service at retirement, the benefit that would be payable at normal retirement age is reduced for commencement ages below 58. The percentage of the normal retirement benefit payable at sample commencement ages is as follows:

Age 58 and older:	100%
Age 55:	85%
Age 50:	40%

If a NEO has less than 30 years of credited service at retirement, the benefit that would be payable at normal retirement age is reduced for commencement ages below age 60. The percentage of the normal retirement benefit payable at sample commencement ages is as follows:

Age 60 and older:	100%
Age 55:	71%
Age 50:	40%

If a NEO terminates employment prior to earning 15 years of credited service, the annuity benefit may not commence prior to attaining age 65. If the NEO terminates employment after earning 15 years of Credited Service but below age 45, the benefit may commence as early as age 45. The percentage of the normal retirement benefit payable at sample commencement ages is as follows:

Age 65 and older:	100%
Age 60:	58%
Age 55:	36%
Age 50:	23%
Age 45:	16%

Neither Mr. Jipping nor Mr. Rahill had attained eligibility for immediate retirement at year end 2007. Mr. Jipping’s annual accrued benefit payable monthly as an annuity for his lifetime, beginning at age 65, is approximately $36,600, and Mr. Rahill’s is approximately $27,000.

Cash Balance Component of Qualified Plan

Ms. Blair and Messrs. Welch and Oginsky participate in the cash balance component of the Qualified Plan. The benefits are stated as a notional account value.

Each year, a NEO’s account is increased by a “contribution credit” equal to 7% of pay. For this purpose, pay is equal to base salary plus bonuses and overtime up to the same compensation limit as applies under the traditional component of the Qualified Plan ($225,000 in 2007). Each year, a NEO’s account is also increased by an “interest credit” based on 30-year Treasury rates.

Upon termination of employment, a vested NEO may elect full payment of his or her account. Alternate forms of benefit (e.g., various forms of annuities) are available as well that have the same actuarial value as the account.

As of January 1, 2008, Ms. Blair and Messrs. Welch and Oginsky are fully vested, and are entitled to immediate payment of their account value on termination of employment, even if before normal retirement age. Ms. Blair’s estimated account value as of year end 2007 is approximately $104,000, Mr. Welch’s is approximately $78,600 and Mr. Oginsky’s is approximately $54,000.

Special Annuity Credit for Mr. Welch in the Qualified Plan

In addition to his cash balance account, Mr. Welch earns an additional benefit in the Qualified Plan. This benefit is stated as a single life annuity payable in equal monthly installments, equal to $10,000 times years of credited service after February 28, 2003 up to ten years of credited service (i.e., the maximum benefit is $100,000 per year). Other annuity forms are available that are actuarially equivalent to the single life annuity.

Because Qualified Plan benefits are offset to the otherwise determined MSBP benefits (see below), the effect of this benefit is to shift benefits from the MSBP, a nonqualified plan, to the Qualified Plan, which affords certain tax benefits to the Company and Mr. Welch. As of year end 2007, Mr. Welch had earned an annual special annuity credit payable for his lifetime in equal monthly installments totaling $48,333 per year. He is not currently eligible to retire and receive this benefit.

ESRP Shift Benefit in Qualified Plan

We sponsor a nonqualified retirement plan for selected executives, the ESRP, described in more detail below.

The ESRP provides notional account accruals similar to the cash balance component of the Qualified Plan. The “compensation credit” to the NEO’s notional account, analogous to the contribution credit in the cash balance component of the Qualified Plan, is equal to 9% of base salary plus actual bonus earned under the Company’s annual bonus plan. The “investment credit,” analogous to the interest credit in the cash balance component of the Qualified Plan, is similarly based on 30-year Treasury rates.

The ESRP shift benefit is an amount that would otherwise be payable from the ESRP, but is instead being paid from the Qualified Plan, subject to applicable qualified plan legal limits on the ability to discriminate in favor of highly paid employees. The NEO’s cash balance account is increased by any amounts shifted from the ESRP. As with Mr. Welch’s special annuity credit, the purpose of the benefit is to provide the NEOs and the Company the tax advantages of providing benefits through a qualified plan.

Mr. Rahill and Ms. Blair have received ESRP shift additions to their Qualified Plan cash balance accounts. There was no shift of compensation credits for 2007, although previous shifts have continued to earn interest credits. As of year end 2007, ESRP shift balances were as follows:

Mr. Rahill:	$82,860
Ms. Blair:	$24,162

Management Supplemental Benefit Plan

The MSBP is a nonqualified pension plan and Mr. Welch is the only participant.

The benefit provided is payable as an annuity beginning on the first day of the month following termination of employment. The purpose of the MSBP is to provide an overall target level of benefits based on all years of service, including with DTE Energy. The MSBP benefit is equal to this overall target offset by all benefits earned under the Qualified Plan, the DTE Plan, and DTE Energy’s Management Supplemental Benefit Plan, a nonqualified plan.

The MSBP target before offsets, expressed as an annual single life annuity with 15 years of payments guaranteed commencing at age 60 (the MSBP normal retirement age), is equal to: (1) 60% plus 0.5% for each year of total service in excess of 25 years, times (2) Average Final Compensation. If Mr. Welch terminates employment before age 60, the net benefit after offsets will be reduced by 8% per year that the benefit commences prior to age 60.

Mr. Welch is currently eligible to retire with an immediate benefit under the MSBP. The life annuity with 15 years of guaranteed payments is the only form of benefits payable under the plan. A lump sum is not available.

Average final compensation is equal to one-fifth of Mr. Welch’s compensation during the 260 weeks, not necessarily consecutive, of Company service that results in the highest average. Compensation is equal to salary plus any bonuses, excluding Special Bonus Amounts paid after May 17, 2006 under the Special Bonus Plan. Unlike the Qualified Plan, for the MSBP there is no limit on the amount of pay taken into account.

For purposes of calculating average final compensation, amounts paid by DTE Energy are considered in selecting the highest 260 weeks. Further, each bonus payment that is considered compensation is mapped to the single week it was paid before the highest 260 weeks are selected. Therefore, although compensation is averaged over the number of weeks in 5 years, the average final compensation includes well over 5 years of bonuses.

As of December 31, 2007, if Mr. Welch would have retired, he would have received an MSBP benefit of approximately $498,000 after offsets, payable as an annual annuity for his lifetime with a minimum payment period of 15 years guaranteed.

The MSBP is funded with a Rabbi Trust, which we cannot use for any purpose other than to satisfy the benefit obligations under the MSBP, except in the event of the Company’s bankruptcy, in which case the assets are available to general creditors.

Executive Supplemental Retirement Plan

The ESRP is a nonqualified retirement plan. Only selected executives participate, including Ms. Blair and Messrs. Rahill, Jipping and Oginsky. Mr. Welch does not participate. The purpose of the ESRP is to promote the success of the Company and its subsidiaries by providing the ability to attract and retain talented executives by providing such designated executives with additional retirement benefits.

The ESRP resembles the cash balance component of the Qualified Plan in that benefits are expressed as a notional account value and the vested account balance is payable as a lump sum on termination of employment, although an installment option of equivalent value is also available.

Each year, a NEO’s account is increased by a “compensation credit” equal to 9% of pay. For this purpose, pay is equal to base salary plus bonuses under the Company’s annual bonus plan. There is no limit on compensation that may be taken into account as in the Qualified Plan. Each year, a NEO’s account is also increased by an “investment credit” equal to the same earnings rate as the interest credit in the cash balance component of the Qualified Plan, based on 30-year Treasury rates.

Vesting occurs at 20% for each year of participation. Because the plan has only been in effect since March 1, 2003 and because years of service at DTE Energy are not counted, no NEO was more than 80% vested as of year end. Vesting percentages as of December 31, 2007 are as follows:

Mr. Rahill:	80%
Ms. Blair:	80%
Mr. Jipping:	40%
Mr. Oginsky:	60%

As noted above in the description of the cash balance component of the Qualified Plan, a portion of the ESRP account balance is shifted to the cash balance component of the Qualified Plan each year, as permitted under the rules for qualified plans. Such a shift allows the NEOs to become immediately vested in the account values shifted, and confers certain tax advantages to the NEOs and us. As of December 31, 2007, the ESRP account values, net of the amounts shifted to the Qualified Plan, are as follows:

Mr. Rahill:	$93,552
Ms. Blair:	$128,101
Mr. Jipping:	$85,235
Mr. Oginsky:	$88,895

The ESRP is funded with a Rabbi Trust, which we cannot use for any purpose other than to satisfy the benefit obligations under the ESRP, except in the event of the Company’s bankruptcy, in which case the assets are available to general creditors. The ESRP requires that the Rabbi Trust be fully funded in the event of a Change in Control.

Nonqualified Deferred Compensation

We maintain the Executive Deferred Compensation Plan under which nonqualified deferred compensation is permissible. The following table provides information with respect to the plan that allows for the deferral of compensation on a basis that is not tax-qualified. There were no registrant contributions pursuant to the plan during 2007 and no executive contributions or withdrawals or other distributions pursuant to the plan during 2007.

Nonqualified Deferred Compensation Table

	Aggregate Earnings in	Aggregate Balance at
Name	Last FY ($)(1)	Last FYE ($)
(a)	(d)	(f)

Joseph L. Welch	$36,896	$495,284
Edward M. Rahill	—	—
Linda H. Blair	—	—
Jon E. Jipping	—	—
Daniel J. Oginsky	—	—

(1)	None of this amount is reported in the Summary Compensation Table, as none of it is above-market or preferential.

Executive Deferred Compensation Plan

Only selected officers of the Company are eligible to participate in this plan, including all NEOs; however, only Mr. Welch has deferred income under this plan. NEOs are allowed to defer up to 100% of their salary and bonus. Investment earnings are based on the same investment options available under the qualified Savings and Investment Plan (401(k) plan), and are selected by the individual NEOs. Distributions will generally be made at the NEO’s termination of employment for any reason.

In addition to elective employee deferrals, we credit each employee’s account with the value of any benefits that are not earned under our qualified retirement plans (the 401(k) plan and the defined benefit Qualified Plan) by virtue of the NEO having deferred compensation into this plan. There are no balances pertaining to these credits as of December 31, 2007.

Employment Agreements and Potential Payments Upon Termination or Change in Control

As referenced above, we have entered into employment agreements with each of the NEOs. Each of the employment agreements has an initial term of employment of two years and is subject to automatic one-year employment term renewals thereafter unless either party provides the other with 30 days advance written notice of intent not to renew the employment term. Under the employment agreements, Mr. Welch reports to our Board of Directors and all of the other executives report to Mr. Welch.

The employment agreements also state each executive’s current annual base salary, which will be subject to annual review and increase by our Board of Directors in its discretion. The employment agreements also provide that executives are eligible to receive an annual cash bonus, subject to our achievement of certain performance targets established by our Board of Directors, as detailed in the Compensation Discussion and Analysis section of this proxy statement. The target annual bonuses for 2007, as percentages of base salary were 125% for Mr. Welch, and 100% for all other NEOs. The employment agreements also provide the NEOs with the right to participate in certain welfare and pension benefits, including the right to participate in certain tax qualified and non-tax-qualified defined benefit and defined contribution plans and retiree welfare benefit plan.

In addition, the NEOs’ employment agreements provide for payments by us of certain benefits upon termination of employment. The rights available at termination depend on the situation and circumstances surrounding the terminating event. The terms “Cause” and “Good Reason” are used in the employment agreements of each NEO and an understanding of these terms is necessary to determine the appropriate rights for which a NEO is eligible. The terms are defined as follows:

•	Cause means a NEO’s continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the NEO of such failure; dishonesty in the performance of the NEO’s duties; a NEO’s conviction of, or plea of nolo contender to a crime constituting a felony, a misdemeanor involving moral turpitude, willful malfeasance or willful misconduct in connection with a NEO’s duties, or any act of omission which is injurious to the financial condition or business reputation of the Company.

•	Good Reason means a greater than 10% reduction in the total value of the NEO’s base salary, target bonus, and employee benefits; if a NEO’s responsibilities and authority are substantially diminished; and a NEO’s work location is relocated to more than fifty (50) miles from Novi, Michigan or Ann Arbor, Michigan.

If a NEO’s employment with us is terminated without cause by the Company or by the NEO for good reason (as such terms are defined in the employment agreements), the NEO will receive:

•	any accrued but unpaid compensation (none as of December 31, 2007) and benefits. For each of the NEOs, the benefits include:

•	Mr. Welch: annual Special Annuity Credit and cash balance under the Qualified Plan; annual MSBP benefit;

•	Mr. Rahill: annual benefit under the traditional component of the Qualified Plan and payment of the ESRP shift balance and vested portion of ESRP balance;

•	Ms. Blair: cash balance and ESRP shift under the Qualified Plan and vested portion of ESRP balance;

•	Mr. Jipping: annual benefit under the traditional component of the Qualified Plan and vested portion of ESRP balance; and

•	Mr. Oginsky: cash balance under the Qualified Plan and vested portion of ESRP balance.

•	continued payment during a specified severance period (as described below) of the NEO’s annual rate of base salary (plus, for Mr. Welch only, an amount equal to the average of each of the annual bonuses that were payable to him for the three fiscal years immediately preceding the fiscal year in which his employment terminates), commencing on the earliest date that is permitted under the new Section 409A of the Internal Revenue Code (relating to the taxation of deferred compensation);

•	Any restrictions on stock awards will be deemed to have lapsed, which result in the following values as of December 31, 2007:

•	Mr. Welch:	$506,708
•	Mr. Rahill:	$144,548
•	Ms. Blair:	$138,962
•	Mr. Jipping:	$135,916
•	Mr. Oginsky:	$94,616

•	continued coverage under our active health and welfare plans for the specified severance period and outplacement services for at least one year; and

•	for Messrs. Welch and Rahill and Ms. Blair only, deemed satisfaction of the eligibility requirements of the Company’s retiree welfare benefit plan for purposes of participation therein; and for the other NEOs, participation in the Company’s retiree welfare benefit plan only if, by the end of their specified severance period, they have achieved the necessary age and service credit otherwise necessary to meet the eligibility requirements.

In addition, if the Company terminates its retiree welfare benefit plan and, by application of the provisions described in the prior sentence, the NEO would otherwise be entitled to retiree welfare benefits, the NEO will receive a cash payment equal to the Company’s cost of providing such benefits, in order to assist the NEO in obtaining other retiree welfare benefits.

The specified severance period referenced above is two years for all NEOs.

In addition, while employed by us and for a period of two years after any termination of employment without cause by the Company (other than due to their disability) or for good reason by them and for a period of one year following any other termination of their employment, the NEOs will be subject to certain covenants not to compete with or assist other entities in competing with our business and not to encourage our employees to terminate their employment with us. At all times while employed and thereafter, the NEOs will also be subject to a covenant not to disclose confidential information.

In the event of a change in control, with or without termination of employment:

•	All of the NEOs’ unvested options will vest and become immediately exercisable in accordance with their terms, resulting in the following values as of December 31, 2007:

•	Mr. Welch:	$14,168,187
•	Mr. Rahill:	$2,434,981
•	Ms. Blair:	$2,363,913
•	Mr. Jipping:	$1,327,648
•	Mr. Oginsky:	$1,215,731

•	Any restrictions on stock awards will be deemed to have lapsed (see above for values); and

•	All ESRP balances become fully vested (see the Pension Benefits Table).

As part of Mr. Welch’s agreement, we would pay all excise taxes, estimated at $2,804,476.

Upon death or disability, a NEO receives a pro rata portion of his or her target bonus, full and immediate vesting of any unvested stock options and all restrictions are assumed lapsed. All balances under the cash balance and ESRP shift components of the Qualified Plan, and the ESRP balance (vested portion only for disability), are immediately payable. If the NEO has 10 years of service after age 45, then the NEO (and his or her spouse) is eligible for retiree medical benefits.

Upon death, under the traditional and, for Mr. Welch only, the special annuity credit components of the Qualified Plan, the surviving spouse receives an annuity for life equal to 50% of the NEO’s benefit that would have been receivable as a 50% joint and survivor annuity (one of the optional forms of payment under the Qualified Plan).

For Mr. Welch only, the death benefit under the MSBP payable to his beneficiary or his estate is 15 years of payments of his accrued benefit.

The benefits to be provided to the NEOs under various termination scenarios are detailed in the table below. The table assumes that the termination has occurred on December 31, 2007 and assumes a stock price of $56.42 per share. The amounts in the table include vested retirement benefits that have accrued to the NEO regardless of a termination on that date, as well as incremental benefits that would become payable because of a termination on that date.

		Termination Scenarios: Value of Potential Payments
		Total Value of Severance, Benefits and Unvested Equity Awards
			Involuntary	Change In Control
			Not-for-Cause or	and Involuntary
	Voluntary	Involuntary For	Voluntary Good	Not-for-Cause		Death
Name	Resignation	Cause	Reason	(pre-tax)	Disability	(Pre-retirement)

Joseph L. Welch	$7,028,760	$7,028,760	$11,100,627	$28,579,998	$22,428,655	$20,555,101
Edward M. Rahill	$397,837	$397,837	$1,529,591	$4,109,120	$3,227,366	$3,117,661
Linda H. Blair	$261,202	$261,202	$1,278,324	$3,781,199	$3,028,077	$3,028,077
Jon E. Jipping	$260,299	$260,299	$1,095,443	$2,559,007	$1,987,863	$1,903,312
Daniel J. Oginsky	$149,867	$149,867	$823,122	$2,133,469	$1,898,214	$1,898,214

Director Compensation

The following table provides information concerning the compensation of directors during 2007.

Director Compensation Table

	Fees Earned or Paid	Stock Awards ($)
Name	in Cash($)(1)	(2)(3)	Total($)
(a)	(b)	(c)	(h)

Edward G. Jepsen	$83,000	$25,671	$108,671
Richard D. McLellan(4)	$9,250	—	$9,250
William J. Museler	$76,000	$7,636	$83,636
Hazel R. O’Leary(5)	$21,125	$7,636	$28,761
G. Bennett Stewart	$65,875	$25,658	$91,533
Lee C. Stewart	$92,875	$22,640	$115,515

(1)	Includes annual Board retainer, committee chairmanship retainer, and Board/committee meeting fees earned in fiscal year 2007 as well as a lead director fee (for Mr. Lee Stewart only).

(2)	Aggregate grant date fair value computed in accordance with FAS 123R awards are recorded at fair value at the date of grant. Amounts shown in the table are amounts that have been amortized in our 2007 financial statements in connection with the restricted stock awards held by these directors, disregarding forfeiture assumptions. Restricted stock awards are grant date values amortized over the requisite vesting period of three years.

(3)	The values for Ms. O’Leary and Messrs. Jepsen, Museler, Bennett Stewart and Lee Stewart reflect a 2007 award with a grant date fair value for accounting purposes of $55,000 (equivalent to 1,284 shares at $42.82 per share). The values for Messrs. Jepsen, Bennett Stewart and Lee Stewart reflect a 2006 award with a grant date fair value for accounting purposes of $45,000 (equivalent to 1,364 shares at $33.00 per share). The value for Mr. Jepsen also reflects a 2005 award with a grant date fair value for accounting purposes of $25,000 (equivalent to 1,087 shares at $23.00 per share). The value for Mr. Lee Stewart also reflects a 2005 award with a grant date fair value for accounting purposes of $25,000 (equivalent to 915 shares at $27.34 per share). The aggregate number of unvested stock awards outstanding as of December 31, 2007 for each director is as follows: Mr. Jepsen, 3,735 shares; Mr. McLellan, zero shares; Mr. Museler, 1,284 shares; Ms. O’Leary, 1,284 shares; Mr. Bennett Stewart, 2,648 shares; and Mr. Lee Stewart, 3,563 shares.

(4)	Mr. McLellan joined the Board in November 2007. His cash retainer was prorated for the length of his service rendered in fiscal year 2007, and was $6,250.

(5)	Ms. O’Leary joined the Board in July 2007. Her cash retainer was prorated for the length of her service in fiscal year 2007, and was $12,500.

We pay our non-employee directors an annual cash retainer of $25,000, an annual equity retainer of restricted stock with a value, at the time of grant, of $55,000 under the 2003 Stock Purchase and Option Plan, $1,500 per Board of Directors meeting, and $1,500 per committee meeting. In addition, we pay $7,000 annually to the chair of the Audit and Finance Committee, $4,500 annually to the chairs of the other Board committees and $20,000 annually to our lead director. Directors are reimbursed for their out-of-pocket expenses in an accountable expense plan. Directors who are employees of the Company do not receive separate compensation for their services as a director. All non-employee directors are compensated under the same arrangement.

Restricted stock award agreements with the directors provide that the restricted stock fully vests upon the earlier of (i) the three year anniversary of the grant date, (ii) the date the grantee ceases to be a member of the Board for any reason other than due to removal for cause, or (iii) a “change of ownership” (as such term is defined in the 2003 Stock Purchase and Option Plan). If the grantee is removed from the Board for cause prior to the restricted stock becoming fully vested, the grantee forfeits the restricted stock. These restricted stock award agreements also provide that the restricted stock issued to the grantee may not be transferred by the grantee in any manner prior to vesting. Grantees otherwise have all rights of holders of our common stock, including voting rights and the right to receive dividends.

CERTAIN TRANSACTIONS

Pursuant to its charter, the Nominating/Corporate Governance Committee is charged with monitoring and reviewing issues involving independence and potential conflicts of interest with respect to our directors and executive officers. In addition, our Code of Business Conduct and Ethics generally forbids conflicts of interest.

With the approval of the Nominating/Corporate Governance Committee, Clayton Welch, Jennifer Horn, Jessica Welch and Katie Welch (each of whom is a son, daughter or daughter-in-law of Joseph L. Welch, the Company’s chief executive officer) were employed by us as Engineer, Fleet Manager, Manager of Warehouse and Logistics, and Accountant, respectively, during 2007 and continue to be employed by us. These individuals are employed on an “at will” basis and compensated on the same basis as our other employees of similar function, seniority and responsibility without regard to their relationship with Mr. Welch. These four individuals, none of whom resides with or is supported financially by Mr. Welch, received aggregate salary, bonus and taxable perquisites for services rendered in the above capacities totaling $471,033 during 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte has acted as our independent registered public accounting firm to audit the financial statements of the Company and its consolidated subsidiaries since the Company’s inception, and acted as such in 2007. The Audit and Finance Committee has appointed Deloitte to act as the independent registered public accountants to audit our 2008 consolidated financial statements. As a matter of good corporate practice, we are asking our shareholders to ratify the appointment of Deloitte as our independent registered public accounting firm for 2008. The affirmative vote of the holders of a majority of the shares of our common stock voting in person or by proxy is required to ratify the appointment of the independent registered public accounting firm. Abstentions and broker non-votes will be disregarded for purposes of determining the number of votes counted toward this vote. If the shareholders fail to ratify the appointment of Deloitte, the Audit and Finance Committee would reconsider its appointment. Even if the appointment is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit and Finance Committee determines that such a change would be in our shareholders’ best interests.

Representatives of Deloitte are expected to be present at the 2008 Annual Meeting and to be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement, if they so desire.

The following table provides a summary of the aggregate fees incurred for Deloitte’s services in 2007 and 2006:

	2007	2006

Audit fees(1)	$1,507,607	$2,887,373
Audit-related fees(2)	$125,005	—
Tax fees(3)	$539,731	$158,118
All other fees(4)	$254,276	$436,594
Total fees	$2,426,919	$3,482,085

(1)	Audit fees were for professional services rendered for the audit of our consolidated financial statements and internal controls and reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filing engagements. The fees also include amounts for the services provided in connection with our 2006 securities offerings.

(2)	Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include subsidiary audits, agreed-upon procedures, and the audit of our employee benefit plans.

(3)	Tax fees were professional services for federal and state tax compliance, tax advice and tax planning.

(4)	All other fees were for services other than the services reported above. In 2006 and 2007, these services included business acquisition consulting. In 2006, the services provided were employee compensation and benefits consulting, and personal income tax preparation and financial planning for executives. In 2006, Deloitte discontinued providing personal income tax preparation and financial planning for executives, consistent with independence requirements; 2007 fees include a final amount for these services.

The Audit and Finance Committee of the Board of Directors does not consider the provision of the services described above by Deloitte to be incompatible with the maintenance of Deloitte’s independence.

The Audit and Finance Committee has adopted a pre-approval policy for all audit and non-audit services pursuant to which it pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement with respect to such services. To the extent that we need an engagement for audit and/or non-audit services between Audit and Finance Committee meetings, the Audit and Finance Committee chairman is authorized by the Audit and Finance Committee to approve the required engagement on its behalf.

The Audit and Finance Committee approved all of the services performed by Deloitte in 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFYING THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY’S 2008 CONSOLIDATED FINANCIAL STATEMENTS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and ten percent owners to file reports of holdings and transactions in our stock with the SEC. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto and written representations furnished to us, our officers, directors and ten percent owners timely filed all required reports since the beginning of 2007 pursuant to Section 16(a) of the Exchange Act.

By Order of the Board of Directors,

Wendy A. McIntyre
Secretary

Novi, Michigan
April 11, 2008

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 – Edward G. Jepsen	☐	☐	02 – Richard D. McLellan	☐	☐	03 – William J. Museler	☐	☐

	04 – Hazel R. O’Leary	☐	☐	05 – Gordon Bennett Stewart, |||	☐	☐	06 – Lee C. Stewart	☐	☐

	07 – Joseph L. Welch	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Approval of the Company’s Amended and Restated 2006 Long Term Incentive Plan.	☐	☐	☐	3.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for 2008.	☐	☐	☐

B Non-Voting Items

Change of Address—Please print your new address below.	Comments—Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date and sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President of other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — ITC Holdings Corp.

Proxy Solicited by Board of Directors
for the Annual Meeting of Shareholders - May 21, 2008
The undersigned hereby appoints Edward M. Rahill or Daniel J. Oginsky, or either of them, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of ITC Holdings Corp., to be held at the Company's headquarters, 27175 Energy Way, Novi, Michigan on Wednesday, May 21, 2008, at 9:00 a.m., Eastern Daylight Time, and any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 11, 2008 (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated April 11, 2008 is unable to serve or, for good cause, will not serve. The undersigned ratifies that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.
This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE.
(Continued and to be voted on reverse side.)

AMENDED AND RESTATED
ITC HOLDINGS CORP.
2006 LONG TERM INCENTIVE PLAN
(effective [May 21, 2008])
I. GENERAL PROVISIONS
     1.1 Establishment. On February 8, 2006, the Board of Directors (“Board”) of ITC Holdings Corp. (“Corporation”) adopted the ITC Holdings Corp. 2006 Long Term Incentive Plan (“Plan”), subject to the approval of shareholders at the Corporation’s annual meeting of shareholders on May 17, 2006. The Board approved the Amended and Restated Plan on March 25, 2008, subject to the approval of shareholders at the Corporation’s annual meeting of shareholders on May 21, 2008.
     1.2 Purpose. The purpose of the Plan is to (a) promote the best interests of the Corporation and its shareholders by encouraging Employees, Non-Employee Directors, and Consultants of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation by granting stock-based Awards, thus aligning their interests with those of shareholders, and (b) enhance the ability of the Corporation to attract, motivate and retain qualified Employees, Non-Employee Directors and Consultants. It is the further purpose of the Plan to authorize certain Awards that will constitute performance based compensation, as described in Code Section 162(m) and Treasury regulations promulgated thereunder.
     1.3 Plan Duration. Subject to shareholder approval, the Plan shall become effective on May 17, 2006 and shall continue in effect until its termination by the Board; provided, however, that no new Awards may be granted on or after February 7, 2012.
     1.4 Definitions. As used in this Plan, the following terms have the meaning described below:
          (a) “Agreement” means the written document that sets forth the terms of a Participant’s Award.
          (b) “Annual Incentive Award” means an Award that is granted in accordance with Article VI.
          (c) “Award” means any form of Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Annual Incentive Award or other incentive award granted under the Plan.
          (d) “Board” means the Board of Directors of the Corporation.
          (e) “Change in Control” means the occurrence of any of the following events:
          (i) If any one person, or more than one person acting as a group (as defined in Code Section 409A and IRS guidance issued thereunder),

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acquires ownership of Common Stock of the Corporation that, together with stock held by such person or group, constitutes more than fifty (50) percent of the total fair market value or total voting power of the Common Stock of the Corporation. However, if any one person or more than one person acting as a group, is considered to own more than fifty (50) percent of the total fair market value or total voting power of the Common Stock of the Corporation, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control, or to cause a change in the effective control of the Corporation (within the meaning of Code Section 409A and IRS guidance issued thereunder). An increase in the percentage of Common Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in such Corporation remains outstanding after the transaction.
          (ii) If any one person, or more than one person acting as a group (as determined in accordance with Code Section 409A and IRS guidance thereunder), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Stock of the Corporation possessing thirty-five (35) percent or more of the total voting power of the Common Stock of the Corporation; or
          (iii) If a majority of members on the Corporation’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board prior to the date of the appointment or election (provided that for purposes of this paragraph, the term Corporation refers solely to the “relevant” Corporation, as defined in Code Section 409A and IRS guidance issued thereunder), for which no other Corporation is a majority shareholder.
          (iv) If there is a change in the ownership of a substantial portion of the Corporation’s assets, which shall occur on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A and IRS guidance issued thereunder) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
          (f) “Code” means the Internal Revenue Code of 1986, as amended.
          (g) “Committee” means the Compensation Committee of the Board, or any other committee or sub-committee of the Board, designated by the Board from

2

time to time, comprised solely of two or more Directors who are “Non-Employee Directors,” as defined in Rule 16b-3 of the Exchange Act, “Outside Directors” as defined in Code Section 162(m) and Treasury regulations thereunder, and “Independent Directors” for purposes of the rules and regulations of the Stock Exchange. However, the fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate any Award made by the Committee, if the Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.
          (h) “Common Stock” means shares of the Corporation’s authorized common stock.
          (i) “Consultant” means a consultant or advisor (other than as an Employee or member of the Board) to the Corporation or a Subsidiary; provided that such person (1) renders bona fide services that are not in connection with the offer and sale of the Corporation’s securities in a capital-raising transaction, and (2) does not promote or maintain a market for the Corporation’s securities.
          (j) “Corporation” means ITC Holdings Corp., a Michigan corporation.
          (k) “Director” means an individual, other than an Employee, who has been elected or appointed to serve as a Director of the Corporation.
          (l) “Disability” means total and permanent disability, as defined in Code Section 22(e); provided, however, that for purposes of a Code Section 409A distribution event, “disability” shall be defined under Code Section 409A and IRS guidance issued thereunder.
          (m) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividend paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant. Dividend Equivalents shall not be paid on Option or Stock Appreciation Right Awards.
          (n) “Employee” means an individual who has an “employment relationship” with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-7(h), and the term “employment” means employment with the Corporation, or a Subsidiary of the Corporation.
          (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
          (p) “Fair Market Value” means for purposes of determining the value of Common Stock on the Grant Date, the closing price of the Common Stock on the Stock Exchange for the Grant Date. In the event that there are no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless

3

otherwise specified in the Plan, “Fair Market Value” for purposes of determining the value of Common Stock on the date of exercise means the closing price of the Common Stock on the Stock Exchange for the last date preceding the exercise on which there were Common Stock transactions.
          (q) “Grant Date” means the date on which the Committee authorizes an Award, or such later date as shall be designated by the Committee.
          (r) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.
          (s) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
          (t) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.
          (u) “Participant” means an Employee (including an Employee who is a Director), Director or Consultant, who is designated by the Committee to participate in the Plan.
          (v) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Article V.
          (w) “Performance Measures” means the measures of performance of the Corporation and its Subsidiaries used to determine a Participant’s entitlement to an Award under the Plan. Such performance measures shall have the same meanings as used in the Corporation’s financial statements, or, if such terms are not used in the Corporation’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Corporation’s industry. Performance Measures shall be calculated with respect to the Corporation and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures shall be calculated in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee, prior to the accrual or payment of any Award under this Plan for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals. Performance Measures shall be one or more of the following, or a combination of any of the following, on an absolute or peer group comparison, as determined by the Committee:
•	earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings, including each of the above on a per share and/or segment basis);

•	revenues/net revenues;

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•	return on net revenue (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, operating cash flow or cash earnings as a percentage of net revenue);

•	revenue growth;

•	cash flow;

•	operating cash flow;

•	free cash flow;

•	discounted cash flow;

•	working capital;

•	market capitalization;

•	cash return on investment — CRI;

•	return on capital;

•	return on cost of capital;

•	shareholder value;

•	return on equity;

•	total shareholder return;

•	return on investment;

•	economic value added;

•	return on assets/net assets;

•	stock trading multiples (as measured vs. investment, net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, cash earnings or operating cash flow);

•	stock price;

•	attainment of strategic or operational initiatives;

•	achievement of operational goals, including but not limited to safety records, outage frequencies, and capital and maintenance projects.

5

          (x) “Performance Share” means any grant pursuant to Article V and Section 5.2(b)(i).
          (y) “Performance Unit” means any grant pursuant to Article V and Section 5.2(b)(ii).
          (z) “Plan” means the ITC Holdings Corp. 2006 Long Term Incentive Plan, the terms of which are set forth herein, and any amendments thereto.
          (aa) “Restriction Period” means the period of time during which a Participant’s Restricted Stock or Restricted Stock Unit is subject to restrictions and is nontransferable.
          (bb) “Restricted Stock” means Common Stock granted pursuant to Article IV that is subject to a Restriction Period.
          (cc) “Restricted Stock Unit” means a right granted pursuant to Article IV to receive Restricted Stock or an equivalent value in cash.
          (dd) “Securities Act” means the Securities Act of 1933, as amended.
          (ee) “Stock Appreciation Right” means the right to receive a cash or Common Stock payment from the Corporation, in accordance with Article III of the Plan.
          (ff) “Stock Exchange” means the principal national securities exchange on which the Common Stock is listed for trading, or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before a Grant Date, or date on which an Option is exercised, whichever is applicable.
          (gg) “Subsidiary” means a corporation or other entity defined in Code Section 424(f).
          (hh) “Substitute Awards” shall mean Awards granted or shares issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.
          (ii) “Vested” or “Vesting” means the extent to which an Award granted or issued hereunder has become exercisable or any applicable Restriction Period has terminated or lapsed in accordance with the Plan and the terms of any respective Agreement pursuant to which such Award was granted or issued or has become payable in whole or in part due to the satisfaction of performance goal(s) set forth in any respective Agreement pursuant to which such Award was granted or issued.

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     1.5 Administration.
          (a) The Plan shall be administered by the Committee. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Award granted under the Plan shall be final and binding upon all Participants. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.
          (b) In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, but, in the case of Awards designated as Awards under Code Section 162(m), subject to the requirements of Code Section 162(m), the Committee shall have the full and final power and authority, in its discretion to:
          (i) amend, modify, or cancel any Award, or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
          (ii) subject to Code Section 409A, accelerate, continue, or defer the exercisability or Vesting of any Award or any shares acquired pursuant thereto;
          (iii) authorize, in conjunction with any applicable deferred compensation plan of the Corporation, that the receipt of cash or Common Stock subject to any Award under this Plan may be deferred under the terms and conditions of such deferred compensation plan;
          (iv) determine the terms and conditions of Awards granted to Participants and whether such terms and conditions have been satisfied, including without limitation as required in Section 7.2 of the Plan; and
          (v) establish such other Awards, besides those specifically enumerated in the Plan, which the Committee determines are consistent with the Plan’s purposes.
     1.6 Participants. Participants in the Plan shall be such Employees (including Employees who are directors of the Corporation or any of its Subsidiaries), Directors and Consultants of the Corporation and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee may grant Awards to an individual upon the condition that the individual become an Employee, Director or Consultant of the Corporation or of a Subsidiary, provided that the Award shall be deemed to be granted only on the date that the individual becomes an Employee, Director or Consultants, as applicable.

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     1.7 Stock.
          (a) The Corporation has reserved four million nine hundred fifty thousand (4,950,000) shares of Common Stock for issuance pursuant to stock-based Awards. Up to three million two hundred fifty thousand (3,250,000) of the reserved shares may be granted as Awards that may be settled in shares of Common Stock other than Options or Stock Appreciation Rights. Up to one million four hundred thousand (1,400,000) of the reserved shares may be granted as Incentive Stock Options under the Plan. All provisions in this Section 1.7 shall be adjusted, as applicable, in accordance with Article IX.
          (b) Each share of Common Stock subject to any Award shall be counted against the aggregate reserved share limit in paragraph (a) above as one share.
          (c) If any shares subject to any portion of an Award that is forfeited, cancelled, or expires or otherwise terminates without issuance of such shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such Award, the shares shall, to the extent of such forfeiture, cancellation, expiration, termination, cash settlement or non-issuance, again be available for issuance pursuant to Awards under the Plan and shall not be counted against the other limitations in Section 1.7(a).
          (d) For the avoidance of doubt, the following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding Award or (iii) shares repurchased on the open market with the proceeds of the option exercise price.
          (e) Substitute Awards shall not reduce the shares reserved for issuance under the Plan or authorized for grant to a Participant in any fiscal year. Additionally, in the event that a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or an affiliate of the Corporation or its Subsidiaries prior to such acquisition or combination.

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     1.8 Repricing. Without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding shares is present or represented by proxy, neither the Board nor the Committee shall approve a program providing for (a) the cancellation of outstanding Options and/or Stock Appreciation Rights and the grant in substitution therefore of any new Options and/or Stock Appreciation Rights under the Plan having a lower exercise price than the Fair Market Value of the underlying Common Stock on the original Grant Date, (b) the amendment of outstanding Options and/or Stock Appreciation Rights to reduce the exercise price thereof below the Fair Market Value of the underlying Common Stock on the original Grant Date, or (c) the exchange of outstanding Options or Stock Appreciation Rights for cash or other Awards if the exercise price per share of such Options or Stock Appreciation Rights is less than the Fair Market Value per share as of the date of exchange. This Section shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.
II. STOCK OPTIONS
     2.1 Grant of Options. The Committee, at any time and from time to time, subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock as it shall designate. Any Participant may hold more than one Option under the Plan and any other plan of the Corporation or Subsidiary. The Committee shall determine the general terms and conditions of exercise, which shall be set forth in a Participant’s Agreement. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. Unless otherwise provided in a Participant’s Agreement, Options are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.
     2.2 Incentive Stock Options. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. An Incentive Stock Option only may be granted to an Employee. No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date nor with an exercise term that extends beyond ten (10) years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than five (5) years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock

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Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.
     2.3 Option Price. The Committee shall determine the per share exercise price for each Option granted under the Plan. No Option may be granted with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.
     2.4 Payment for Option Shares.
          (a) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, unless otherwise provided in a Participant’s Agreement, payment may be made by (i) delivery to the Corporation of outstanding shares of Common Stock that have been held at least six (6) months, on such terms and conditions as may be specified in the Participant’s Agreement; (ii) by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant’s broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm; (iii) delivery of other consideration approved by the Committee having a Fair Market Value on the exercise date equal to the total purchase price; (iv) other means determined by the Committee; or (v) any combination of the foregoing.
          (b) Notwithstanding the foregoing, an Option may not be exercised by delivery to or withholding by the Corporation of shares of Common Stock to the extent that such delivery or withholding (i) would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002), or (ii) if there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles. Until a Participant has been issued a certificate or certificates for the shares of Common Stock so purchased (or the book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian), he or she shall possess no rights as a record holder with respect to any such shares.
III. STOCK APPRECIATION RIGHTS
     3.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted, held and exercised in such form and upon such general terms and conditions as determined by the Committee on an individual basis. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Committee may determine. Unless otherwise provided in a Participant’s Agreement, Stock Appreciation Rights are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the

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extent applicable. No Stock Appreciation Right shall be granted with an exercise term that extends beyond ten (10) years from the Grant Date.
     3.2 Exercise Price. The Committee shall determine the per share exercise price for each Stock Appreciation Right granted under the Plan; provided, however, that the exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the shares of Common Stock covered by the Stock Appreciation Right on the Grant Date.
     3.3 Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant. The Committee shall specify in a Participant’s Agreement whether payment shall be made in cash or shares of Common Stock, or any combination thereof.
     3.4 Stock Appreciation Right Payment. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between (i) the aggregate Fair Market Value on the exercise date for the specified number of shares being exercised, and (ii) the aggregate exercise price for the specified number of shares being exercised.
     3.5 Maximum Stock Appreciation Right Amount Per Share. The Committee may, at its sole discretion, establish (at the time of grant) a maximum amount per share which shall be payable upon the exercise of a Stock Appreciation Right, expressed as a dollar amount.
IV. RESTRICTED STOCK AND UNITS
     4.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine.
     4.2 Restricted Stock Agreement. Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period, or periods, the number of Common Stock shares or units subject to the Award, the purchase price for the shares of Restricted Stock, if any, the form of consideration that may be used to pay the purchase price of the Restricted Stock, including those specified in Section 2.4, and such other general terms and conditions, including performance goal(s), as the Committee shall determine.
     4.3 Transferability. Except as provided in this Article IV and Section 10.3 of the Plan, the shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as

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specified by the Committee in its sole discretion and as set forth in the applicable Agreement.
     4.4 Other Restrictions. The Committee shall impose such other restrictions on any shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and the issuance of a legended certificate of Common Stock representing such shares to give appropriate notice of such restrictions (or, if issued in book entry form, a notation with similar restrictive effect with respect to the book entry representing such shares). The Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of the Common Stock subject to an Award of Restricted Stock or Restricted Stock Units that has not been granted under Code Section 162(m).
     4.5 Voting Rights. During the Restriction Period, Participants holding issued and outstanding shares of Common Stock subject to a Restricted Stock Award may exercise full voting rights with respect to the Restricted Stock, whether or not such Award has Vested.
     4.6 Dividends and Dividend Equivalents.
          (a) Except as set forth below or in a Participant’s Agreement, during the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to issued and outstanding shares of Common Stock subject to an Award of Restricted Stock, whether or not such Award has Vested. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period applicable to an Award of Restricted Stock, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid.
          (b) The Committee, in its discretion, may provide in the Agreement evidencing any Restricted Stock Unit that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Common Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant, by (ii) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Award. In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change in the capital structure of the Corporation as described in Article IX, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit so that it

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represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Restricted Stock Unit, and all such new, substituted or additional securities or other property shall be immediately subject to the same restrictions as are applicable to the Restricted Stock Unit.
     4.7 Settlement of Restricted Stock Units. If a Restricted Stock Unit is payable in Common Stock, the Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Award Vest or on such other date determined by the Committee, in its discretion, and set forth in the Agreement, one share of Common Stock and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.1 for each Restricted Stock Unit then becoming Vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding any other provision in this Plan to the contrary, any Restricted Stock Unit, whether settled in Common Stock, cash or other property, shall be paid no later than two and a half (2 1/2) months after the later of the end of the fiscal or calendar year in which the Restricted Stock Unit Vests.
     4.8 Restricted Stock Unit Bonus Deferral Awards. A Participant designated by the Committee who is an insider or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee and in compliance with Code Section 409A, to defer receipt of any cash bonus or cash Annual Incentive Award payable by the Corporation (subject to any minimum or maximum limitations imposed by the Committee), which shall be credited to the Participant in the form of Restricted Stock Units, subject to such terms and other conditions established by the Committee as set forth in the associated Agreement. In consideration for foregoing bonus or Annual Incentive Award compensation, the dollar amount deferred by a Participant may be increased by the Committee up to fifty (50) percent (or such lesser percentage specified by the Committee), for purposes of determining the number of Restricted Stock Units in the Participant’s Award. The electing Participant shall be credited, as of the date specified in the Agreement, with a number of Restricted Stock Units, equal to the amount of the deferral (increased by any Committee match), divided by the Fair Market Value on the applicable date.
V. PERFORMANCE AWARDS
     5.1 Grant of Performance Awards. The Committee, at its discretion, may grant Performance Awards to Participants and may determine, on an individual or group basis, the performance goal or goals to be attained pursuant to each Performance Award.
     5.2 Terms of Performance Awards.
          (a) Performance Awards shall consist of rights to receive cash, Common Stock, other property or a combination of each, if designated performance goal(s) are achieved. The terms of a Participant’s Performance Award shall be set forth in a Participant’s Agreement. Each Agreement shall specify the performance goal or goals,

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which may include the Performance Measures, applicable to a particular Participant or group of Participants, the period over which the targeted goal(s) are to be attained, the payment schedule if the goal(s) are attained, and any other general terms as the Committee shall determine and conditions applicable to an individual Performance Award. The Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Award that has not been granted as a Code Section 162(m) Award.
          (b) Performance Awards may be granted as Performance Shares or Performance Units, at the discretion of the Committee. Performance Awards shall be paid no later than two and a half (2 1/2) months after the later of the end of the fiscal or calendar year in which the Performance Award is no longer subject to a substantial risk of forfeiture.
          (i) In the case of Performance Shares, the Participant shall receive a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goals and restrictions (or shares may be issued in book entry form with a notation having similar restrictive effect with respect to the book entry representing such shares), as determined by the Committee and specified in the Participant’s Agreement. Prior to satisfaction of the performance goal(s) and restrictions, the Participant shall be entitled to vote the Performance Shares to the extent such shares are issued and outstanding. Further, any dividends paid on such shares during the performance period automatically shall be reinvested on behalf of the Participant in additional Performance Shares under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Performance Share Award.
          (ii) In the case of Performance Units, the Participant shall receive an Agreement from the Committee that specifies the performance goal(s) and restrictions that must be satisfied before the Corporation shall issue the payment, which may be cash, a designated number of shares of Common Stock, other property, or a combination thereof.
VI. ANNUAL INCENTIVE AWARDS
     6.1 Grant of Annual Incentive Awards.
          (a) The Committee, at its discretion, may grant Annual Incentive Awards to such Participants as it may designate from time to time. The terms of a Participant’s Annual Incentive Award shall be set forth in the Participant’s individual Agreement. Each Agreement shall specify such general terms and conditions as the Committee shall determine.
          (b) The determination of Annual Incentive Awards for a given year may be based upon the attainment of specified levels of Corporation or Subsidiary

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performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee, including any or all of the Performance Measures.
          (c) The Committee shall (i) select those Participants who shall be eligible to receive an Annual Incentive Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Annual Incentive Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Annual Incentive Award relates (or within the permissible time-period established under Code Section 162(m)), to the extent applicable, and while the outcome of the performance goals and targets is uncertain.
     6.2 Payment of Annual Incentive Awards.
          (a) Annual Incentive Awards shall be paid in cash, shares of Common Stock or other property, at the discretion of the Committee. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and a half (2 1/2) months after the later of the end of the fiscal or calendar year in which the Annual Incentive Award is no longer subject to a substantial risk of forfeiture.
          (b) The amount of an Annual Incentive Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.
VII. CODE SECTION 162(m) PERFORMANCE MEASURE AWARDS
     7.1 Awards Granted Under Code Section 162(m). The Committee, at its discretion, may designate that a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Annual Incentive Award shall be granted as a Code Section 162(m) Award. Such an Award must comply with the following additional requirements, which shall control over any other provision that pertains to such Award under Articles IV, V and VI.
          (a) Each Code Section 162(m) Award shall be based upon the attainment of specified levels of pre-established, objective Performance Measures that are intended to satisfy the performance based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, an Award also may be subject to goals and restrictions in addition to the Performance Measures.
          (b) For each Code Section 162(m) Award, the Committee shall (i) select the Participant who shall be eligible to receive a Code Section 162(m) Award, (ii) determine the applicable performance period, (iii) determine the target levels of the Corporation or Subsidiary Performance Measures, and (iv) determine the number of shares of Common Stock or cash or other property (or combination thereof) subject to an Award to be paid to each selected Participant. The Committee shall make the foregoing

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determinations prior to the commencement of services to which an Award relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.
     7.2 Attainment of Code Section 162(m) Goals.
          (a) After each performance period, the Committee shall certify, in writing (which writing may include the minutes for any meeting of the Committee): (i) if the Corporation has attained the performance targets, and (ii) the number of shares pursuant to the Award that are to become freely transferable, if applicable, or the cash or other property payable under the Award. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of an Award except in the case of the death or Disability of a Participant.
          (b) Notwithstanding the foregoing, the Committee may, in its discretion, reduce any Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate in light of pay practices of competitors, or the performance of the Corporation, a Subsidiary or a Participant relative to the performance of competitors, or performance with respect to the Corporation’s strategic business goals.
     7.3 Individual Participant Limitations. Subject to adjustment as provided in Section 9.1, no Participant in any one fiscal year of the Corporation may be granted (a) Options or Stock Appreciation Rights with respect to more than two hundred thousand (200,000) shares of Common Stock; (b) Restricted Stock or Restricted Stock Units that are denominated in shares of Common Stock with respect to more than one hundred thousand (100,000) shares; (c) Performance Awards that are denominated in shares of Common Stock with respect to more than one hundred thousand (100,000) shares; and (d) an Annual Incentive Award denominated in shares of Common Stock with respect to more than one hundred thousand (100,000) shares. The maximum dollar value payable to any Participant in any one fiscal year of the Corporation with respect to Restricted Stock Units, Performance Awards or Annual Incentive Awards that are valued in property other than Common Stock is the lesser of three million dollars ($3,000,000) or four (4) times the Participant’s base salary for the fiscal year. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable limitations.
VIII. TERMINATION OF EMPLOYMENT OR SERVICES
     8.1 Options and Stock Appreciation Rights.
          (a) If, prior to the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated for any reason, the Participant’s right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease, unless provided otherwise in a Participant’s Agreement.

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          (b) If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated for any reason other than death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three (3) months after termination of employment or services, as applicable, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. The Committee may designate in a Participant’s Agreement that an Option or Stock Appreciation Right shall terminate at an earlier or later time than set forth above.
          (c) If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated due to death while an Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or the laws of descent and distribution, shall have the right within the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant’s date of death, subject to any other limitation on exercise in effect on the date of exercise. The beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant’s date of death.
          (d) If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated due to Disability, the Participant shall have the right, within the exercise period specified in the Participant’s Agreement, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services due to Disability, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment or services, as applicable, while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c), above.
          (e) The Committee, at the time of a Participant’s termination of employment or services, may accelerate a Participant’s right to exercise an Option or, subject to Code Section 409A and Section 2.1 of the Plan, may extend an Option term.
          (f) Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of (a) through (e) above shall expire and be forfeited by the Participant as of their expiration date and shall become available for new Awards under the Plan as of such date.
     8.2 Restricted Stock and Restricted Stock Units. If a Participant’s employment or services are terminated for any reason, the Participant’s right to shares of Common Stock subject to a Restricted Stock or Restricted Stock Unit Award that are still subject to a Restriction Period automatically shall terminate and be forfeited by the Participant (or, if the Participant was required to pay a purchase price for the Restricted

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Stock, other than for the performance of services, the Corporation shall have the option to repurchase any shares acquired by the Participant which are still subject to the Restriction Period for the purchase price paid by the Participant) and, subject to Section 1.6, said shares shall be available for new Awards under the Plan as of such termination date. Provided, however, that the Committee, in its sole discretion, may provide in a Participant’s Agreement for the continuation of a Restricted Stock Award or Restricted Stock Unit after a Participant’s employment or services are terminated or may waive or, subject to Code Section 409A, change the remaining restrictions or add additional restrictions, as it deems appropriate. The Committee shall not waive any restrictions on a Code Section 162(m) Restricted Stock or Restricted Stock Unit Award, but the Committee may provide in a Participant’s Code Section 162(m) Restricted Stock or Restricted Stock Unit Agreement or otherwise that upon the Participant’s termination of employment due to (a) death, or (b) Disability prior to the termination of the Restriction Period, that the performance goals and restrictions shall be deemed to have been satisfied on terms determined by the Committee.
     8.3 Performance Awards. Performance Awards shall expire and be forfeited by a Participant upon the termination of Participant’s employment or services for any reason, and, subject to Section 1.6, shall be available for new Awards under the Plan as of such termination date. Provided, however, that the Committee, in its discretion, may provide in a Participant’s Agreement or, subject to Code Section 409A, may provide otherwise for the continuation of a Performance Award after a Participant’s employment or services are terminated or may waive or change all or part of the conditions, goals and restrictions applicable to such Performance Award. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Award, but the Committee may provide in an Participant’s Code Section 162(m) Performance Share Agreement or otherwise that upon the Participant’s termination of employment due to (a) death, or (b) Disability prior to the attainment of the associated performance goals and restrictions, that the performance goals and restrictions shall be deemed to have been satisfied on terms determined by the Committee.
     8.4 Annual Incentive Awards.
          (a) A Participant who has been granted an Annual Incentive Award and whose employment or services terminate due to Disability or death prior to the end of the Corporation’s fiscal year shall be entitled to a pro-rated payment of the Annual Incentive Award, based on the number of full months of employment or services, as applicable during the fiscal year. Any such prorated Annual Incentive Award shall be paid at the same time as regular Annual Incentive Awards and, in the event of the Participant’s death, to the Participant’s designated beneficiary.
          (b) Except as otherwise determined by the Committee in its discretion, a Participant who has been granted an Annual Incentive Award and resigns or is terminated for any reason (other than Disability or death), before the payment date of an Annual Incentive Award, shall forfeit the right to the Annual Incentive Award payment for that fiscal year.

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     8.5 Other Provisions. The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant’s Agreement issued under the Plan.
IX. ADJUSTMENTS AND CHANGE IN CONTROL
     9.1 Adjustments. In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and Awards as the Committee, in its sole discretion, deems equitable or appropriate, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company, as the Committee may determine to be appropriate in its sole discretion).
     9.2 Change in Control.
          (a) Notwithstanding anything contained herein to the contrary, the Committee, in its discretion, may provide in a Participant’s Agreement or otherwise that upon a Change in Control, any or all of the following shall occur: (i) any outstanding Option or Stock Appreciation Right granted hereunder immediately shall become fully Vested and exercisable, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any Shares of Common Stock subject to a Restricted Stock or Restricted Stock Unit Award granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable Federal or State securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Awards, which immediately shall become payable (either in full or pro-rata based on the portion of the applicable performance period completed as of the Change in Control); (iv) all performance targets and performance levels shall be deemed to have been satisfied for any outstanding Annual Incentive Awards, which immediately shall become payable (either in full or pro-rata based on the portion of the applicable performance period completed as of the Change in Control); or (v) such other treatment as the Committee may determine.
          (b) The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or Stock Appreciation Right outstanding immediately prior to the Change in Control shall be cancelled in exchange for a payment with respect to each Vested share of Common Stock subject to such cancelled Option or Stock Appreciation Right in (i) cash, (ii) stock of the Corporation or of a corporation or other business entity a party to the

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Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Common Stock in the Change in Control transaction over the exercise price per share under such Option or Stock Appreciation Right (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to a Participant in respect of the Participant’s cancelled Options and Stock Appreciation Rights as soon as practicable following the date of the Change in Control.
          (c) Notwithstanding the foregoing, the Committee, in its discretion, may provide in a Participant’s Agreement or otherwise that, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit payable in shares of Common Stock, Performance Award payable in shares of Common Stock or Annual Incentive Award payable in shares of Common Stock, then each such outstanding Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Annual Incentive Award shall not be accelerated as described in Section 9.2(a). For the purposes of this Section 9.2(c), such an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Annual Incentive Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Common Stock subject to such Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Annual Incentive Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Common Stock for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of such Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Annual Incentive Award, for each share of Common Stock subject thereto, shall be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
X. MISCELLANEOUS
     10.1 Partial Exercise/Fractional Shares. The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of an Option or Stock Appreciation Right or payment of a Performance Award, Restricted Stock Award, Restricted Stock Unit, or Annual Incentive Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the

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Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.
     10.2 Rights Prior to Issuance of Shares. No Participant shall have any rights as a shareholder with respect to shares covered by an Award until the issuance of a stock certificate for such shares (or book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian). No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued except as otherwise provided in the Plan or a Participant’s Agreement or by the Committee.
     10.3 Non-Assignability; Certificate Legend; Removal.
          (a) Except as described below or as otherwise determined by the Committee in a Participant’s Agreement, no Award shall be transferable by a Participant except by will or the laws of descent and distribution, and an Option or Stock Appreciation Right shall be exercised only by a Participant during the lifetime of the Participant. Notwithstanding the foregoing, a Participant may assign or transfer an Award that is not an Incentive Stock Option with the consent of the Committee (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and any Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.
          (b) Each certificate representing shares of Common Stock subject to an Award, to the extent a certificate is issued, shall bear the following legend:
The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the ITC Holdings Corp. 2006 Long Term Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan [and an Agreement dated                      ___, ___]. A copy of the Plan, such rules [and such Agreement] may be obtained from the Vice President and General Counsel of International Transmission Company.
If shares are issued in book entry form, a notation to the same restrictive effect as the legend shall be placed on the Transfer Agent’s books in connection with such shares.
          (c) Subject to applicable Federal and State securities laws, issued shares of Common Stock subject to an Award shall become freely transferable by the Participant after all applicable restrictions, limitations, performance requirements or other conditions have terminated, expired, lapsed or been satisfied. Once such issued shares of Common Stock are released from such restrictions, limitations, performance requirements or other conditions, the Participant shall be entitled to have the legend

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required by this Section 10.3 removed from the applicable Common Stock certificate (or notation removed from such book entry).
     10.4 Securities Laws.
          (a) Anything to the contrary herein notwithstanding, the Corporation’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit, Performance Award or Annual Incentive Award is subject to such compliance with Federal and State laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act or the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any State laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.
          (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or Restricted Stock Units or the payment of a Performance Award or Annual Incentive Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable Federal securities laws; (ii) under the requirements of the Stock Exchange or any other securities exchange or recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded; and (iii) under any blue sky or State securities laws applicable to such shares.
     10.5 Withholding Taxes.
          (a) The Corporation shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on a Restricted Stock Award, Restricted Stock Unit, or the payment of a Performance Award or Annual Incentive Award. A Participant may in order to fulfill the withholding obligation tender previously-acquired shares of Common Stock that have been held at least six (6) months or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The broker assisted exercise procedure described in Section 2.4 may also be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Corporation withhold from the exercise of an Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

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          (b) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002); or (iii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles.
     10.6 Termination and Amendment.
          (a) The Board may terminate the Plan, or the granting of Awards under the Plan, at any time. No new Awards shall be granted under the Plan after February 7, 2012.
          (b) The Board may amend or modify the Plan at any time and from time to time, and the Committee may amend or modify the terms of an outstanding Agreement at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which Awards may be made under the Plan, except as permitted under Sections 1.7 and Article 9; or (iii) change the provisions relating to the eligibility of individuals to whom Awards may be made under the Plan. In addition, if the Corporation’s Common Stock is listed on a Stock Exchange, the Board may not amend the Plan in a manner requiring approval of the shareholders of the Corporation under the rules of the Stock Exchange without obtaining the approval of the shareholders.
          (c) No amendment, modification, or termination of the Plan or an outstanding Agreement shall in any manner adversely affect any then outstanding Award under the Plan without the consent of the Participant holding such Award, except as set forth in any Agreement relating to the Award, or to bring the Plan and/or an Award into compliance with the requirements of Code Section 409A or to qualify for an exemption under Code Section 409A.
     10.7 Code Section 409A. It is intended that Awards granted under the Plan shall be exempt from or in compliance with Code Section 409A, and the Board reserves the right to amend the terms of the Plan, and the Committee reserves the right to amend any outstanding Agreement if necessary either to exempt such Award from Code Section 409A or comply with the requirements of Code Section 409A, as applicable. Further, Plan Participants who are “Specified Employees” (as defined under Code Section 409A and IRS guidance issued thereunder), shall be required to delay payment of an Award for six (6) months after separation from service to the extent such Award is governed by Code Section 409A, and the delay is required thereunder.
     10.8 Effect on Employment or Services. Neither the adoption of the Plan nor the granting of any Award pursuant to the Plan shall be deemed to create any right in any

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individual to be retained or continued in the employment or services of the Corporation or a Subsidiary.
     10.9 Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.
     10.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan or of any Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Agreement shall not in any way be affected or impaired thereby. The Board may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Board, amend the Plan and any outstanding Agreement as the Corporation deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.
     10.11 Beneficiary Designation. Subject to local laws and procedures, each Participant may file a written beneficiary designation with the Corporation stating who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before receipt of any or all of a Plan benefit. Each designation shall revoke all prior designations by the same Participant, be in a form prescribed by the Corporation, and become effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime. If a Participant dies without an effective beneficiary designation for a beneficiary who is living at the time of the Participant’s death, the Corporation shall pay any remaining unpaid benefits to the Participant’s legal representative.
     10.12 Unfunded Obligation. A Participant shall have the status of a general unsecured creditor of the Corporation. Any amounts payable to a Participant pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. The Corporation shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Corporation shall retain at all times beneficial ownership of any investments, including trust investments, which the Corporation may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or the Corporation and a Participant, or otherwise create any Vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Corporation. A Participant shall have no claim against the Corporation for any changes in the value of any assets which may be invested or reinvested by the Corporation with respect to the Plan.
     10.13 Approval of Plan. The Plan shall be subject to the approval of the holders of at least a majority of the votes cast at a duly held meeting of shareholders of the Corporation held within twelve (12) months after adoption of the Plan by the Board. No Award granted under the Plan may be exercised or paid in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by

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shareholders within twelve (12) months after approval by the Board, the Plan and any Awards granted under the Plan shall be null and void, with no further force or effect.
     10.14 Governing Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and Agreements under the Plan, shall be governed by the laws of the State of Michigan, without regard to its conflict of law rules.

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     IN WITNESS WHEREOF, this ITC Holdings Corp. 2006 Long Term Incentive Plan, as amended and restated, has been executed on behalf of the Corporation on this ___day of                     , 2008.

ITC HOLDINGS CORP.
By:	[/s/ Linda Blair]
Its: Executive Vice President and Chief
Business Officer

BOARD APPROVAL: 02/08/06
SHAREHOLDER APPROVAL: 05/17/06
BOARD APPROVAL OF AMENDED AND RESTATED PLAN:      [3/25/08]
SHAREHOLDER APPROVAL OF AMENDED AND RESTATED PLAN: [5/21/08]

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